Exhibit 4.2

EXECUTION VERSION

STALLION OILFIELD SERVICES LTD.

STALLION OILFIELD FINANCE CORP.

as Issuers,

The GUARANTORS named herein

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.

as Trustee

INDENTURE

Dated as of January 24, 2007

9 3/4% Senior Notes due 2015

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A
(a)(5)	7.10
(b)	7.10
(b)(1)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 11.02
(d)	7.06
314(a)	4.02; 11.02; 11.05
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315(a)	7.0l
(b)	7.05; 11.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01
(b)	N.A.
(c)	11.0l

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

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INDENTURE, dated as of January 24, 2007, among Stallion Oilfield Services Ltd., a Texas limited partnership (the “Partnership”), Stallion Oilfield Finance Corp., a Texas corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), each of the Guarantors (as defined herein) and The Bank of New York Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

The Issuers have duly authorized the creation of an issue of 9 ¾% Senior Notes due 2015 (the “Initial Notes”) and, to provide therefor, the Issuers and each Guarantor have duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Issuers, and authenticated and delivered hereunder, the valid obligations of the Issuers, and to make this Indenture a valid and binding agreement of the Issuers and the Guarantors, have been done.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business) existing at the time such Person becomes a Restricted Subsidiary was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Partnership or any Restricted Subsidiary, any Indebtedness of a Person (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business), other than the Partnership or a Restricted Subsidiary, existing at the time such Person is merged with or into the Partnership or a Restricted Subsidiary, or Indebtedness expressly assumed by the Partnership or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Affiliate” of any Person means any other Person which directly or indirectly controls is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of Section 4.13, Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referenced Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent, co-Registrar, Authenticating Agent or agent for services of notices and demands.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“Applicable Premium” means, as to each Note on any applicable Redemption Date, an amount equal to the greater of

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of:

(a) the present value at such Redemption Date of (i) the Redemption Price of such Note at February 1,2011 (such redemption price being set forth in the table appearing in paragraph 5 of such Note) plus (ii) all required interest payments due on such Note through February 1, 2011, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of such Note.

“asset” means any asset or property.

“Asset Acquisition” means

(1) an Investment by the Partnership or any Restricted Subsidiary of the Partnership in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Partnership, or shall be merged or consolidated with or into the Partnership any Restricted Subsidiary of the Partnership, or

(2) the acquisition by the Partnership or any Restricted Subsidiary of the Partnership of all or substantially all of the assets of any other Person (other than a Restricted Subsidiary the Partnership) or any division or line of business of any such other Person (other than in the ordinary course of business).

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Partnership or any Restricted Subsidiary to any Person other than the Partnership or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or merger or consolidation or an issuance of Equity Interests by a Restricted Subsidiary) (collectively, for purposes this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Partnership or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1) transfers of cash, Cash Equivalents or Hedging Obligations;

(2) transfers of assets (including Equity Interests) that are governed by, and made accordance with, Section 4.15 or Article 5;

(3) Permitted Investments and Restricted Payments permitted under Section 4.11;

(4) the creation of or realization on any Lien permitted under this Indenture and disposition of assets resulting from the enforcement or foreclosure of any such Lien;

(5) transfers of damaged, worn-out or obsolete equipment or assets that, in the Partnership’s reasonable judgment, are no longer used or useful in the business of the Partnership or its Restricted Subsidiaries;

(6) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other Intellectual Property, and licenses, leases or subleases of other assets, of the Partnership or any Restricted Subsidiary to the extent not materially interfering with the business of the Partnership and its Restricted Subsidiaries, considered as a whole;

(7) issuance of Preferred Stock by a Guarantor permitted by the covenant described under Section 4.10;

(8) the trade or exchange by the Partnership or any Restricted Subsidiary of any asset for any other asset or assets; provided, that the Fair Market Value of the asset or assets received by the Partnership or any Restricted Subsidiary in such trade or exchange (including any such cash or Cash Equivalents) is at least equal to the Fair Market Value (as determined in good faith by the Board of Directors or an executive officer of the Partnership or of such Restricted Subsidiary with responsibility for such transaction) of the asset or assets disposed of by the Partnership or any Restricted Subsidiary pursuant to such trade or exchange; and, provided, further, that if any cash or Cash Equivalents are used in such trade or exchange to achieve an exchange of equivalent value, that the amount of such cash and/or Cash Equivalents shall be deemed proceeds of an “Asset Sale,” subject to the following clause (9); and

(9) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $3.0 million per occurrence or $10.0 million in any fiscal year.

“Attributable Indebtedness”, when used with respect to any Sale and Leaseback Transaction, means at the time of determination, the present value (discounted at a rate equivalent to the Partnership’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iii) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(1) marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), maturing within 360 days the date of acquisition thereof;

(2) demand and time deposits and certificates of deposit of any lender under the Credit Agreement or any commercial bank having (or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or District of Columbia having) capital and surplus aggregating in excess of $300.0 million and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) maturing within 360 days of the date of acquisition;

(3) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s an equivalent rating by a nationally recognized rating agency if both S&P and Moody’s cease publishing ratings of commercial paper issuers generally, and in each case maturing not more than one year after the date of acquisition;

(4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (2) above;

(5) securities issued and fully guaranteed by any state, commonwealth or territory the United States of America, or by any political subdivision or taxing authority thereof, rated least “A” by Moody’s or S&P and having maturities of not more than one year from the date of acquisition;

(6) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (5) above; and

(7) demand deposit accounts maintained in the ordinary course of business.

“Certificated Notes” means one or more certificated Notes in registered form.

“Change of Control” means the occurrence of any of the following events:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuers and their Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder;

(2) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of Oilfield Holdings GP representing 50% or more of the voting power of the total outstanding Voting Stock of Oilfield Holdings GP (or, following the conversion of the Partnership or Oilfield Holdings into another form as described below, 50% or more of the total outstanding Voting Stock of the successor entity);

(3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Oilfield Holdings GP (together with any new directors whose election to such Board of Directors of Oilfield Holdings GP or whose nomination for election by the interest holders of Oilfield Holdings GP was approved by a vote of 66 2/3% the directors of Oilfield Holdings GP then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Oilfield Holdings GP (or, following the conversion of the Partnership or Oilfield Holdings into corporate form, substituting the Board of Directors of such corporation for the Board of Directors of Oilfield Holdings GP for purposes of this clause (3)); and

(4) the adoption by the General Partner or the Partnership’s interest holders of a Plan of Liquidation with respect to the Partnership (or any successor following a conversion of the Partnership as described below).

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

Notwithstanding the preceding, a conversion (whether by merger, asset transfer, statutory conversion or otherwise) of either Oilfield Holdings or the Partnership from a limited partnership to a corporation, limited liability company or other form of entity or an exchange of all of the outstanding limited partnership interests for Capital Stock in a corporation, for member interests in a limited company or for Equity Interests in such other form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as defined in clause (2) above) who beneficially owned the Equity Interests of Oilfield Holdings GP or the Partnership, as the case may be, immediately prior to such transactions continue to beneficially own in the aggregate more than 50% of Voting Stock of such entity, or continue to beneficially own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity, and, in either case no “person,” excluding any Permitted Holder, beneficially owns more than 50% of the Voting Stock of such entity.

“Consolidated Amortization Expense” for any period means the amortization expense the Partnership and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow” for any period means, without duplication, the sum of the amounts for such period of

(1) Consolidated Net Income, plus

(2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Partnership by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,

(a) Consolidated Income Tax Expense,

(b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

(c) Consolidated Depreciation Expense,

(d) Consolidated Interest Expense,

(e) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, and

(f) payments made to or on behalf of Oilfield Holdings to pay annual fees to Carlyle/Riverstone Energy Partners II, L.P. or its affiliates not to exceed those required by the Oilfield Holdings Partnership Agreement as in effect on the Issue Date;

in each case determined on a consolidated basis in accordance with GAAP, minus

(3) the aggregate amount of all non-cash items, determined on a consolidated basis (excluding revenue accrued in the ordinary course of business and the reversal of a reserve to extent the creation or increase of such reserve was excluded from the adjustment in clause (e) above), to the extent such items increased Consolidated Net Income for such period.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Partnership and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” for any period means the provision for taxes based on income or profits (for any period in which the Partnership is a partnership and without duplication) or the Tax Amount of the Partnership and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means the ratio of Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the “Transaction Date”) to Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period such calculation to:

(1) the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Partnership or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment, repurchase or redemption of other Indebtedness or other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness incurred in the ordinary course of business for working capital purposes pursuant to any credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, repurchase, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Partnership or Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated in good faith on a reasonable basis by a responsible financial or accounting Officer of the Partnership) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date), as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption of liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period; provided, that the Officer making the pro forma calculation described above may in his discretion include any pro forma changes to Consolidated Cash Flow, including any pro forma reductions of expenses and costs, that have occurred or are reasonably expected by such Officer to occur within one year of closing of such Asset Sale or Asset Acquisition (regardless of whether such expense or cost savings or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC).

If the Partnership or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Partnership or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Partnership and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (but excluding amortization of debt issuance costs) and including, without duplication,

(1) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness,

(2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3) the net costs associated with Hedging Obligations related to interest rates,

(4) the interest portion of any deferred payment obligations,

(5) all other non-cash interest expense,

(6) capitalized interest,

(7) all dividend or distribution payments on any series of Disqualified Equity Interests of the Partnership or any of its Restricted Subsidiaries or any Preferred Stock of any Restricted Subsidiary (other than dividends or distributions on Equity Interests payable solely in Qualified Equity Interests of the Partnership or to the Partnership or a Restricted Subsidiary of the Partnership),

(8) all interest payable with respect to discontinued operations, and

(9) all interest on any Indebtedness described in clause (7) or (8) of the definition of Indebtedness.

“Consolidated Net Income” for any period means the net income (or loss) of the Issuers and the Restricted Subsidiaries (excluding the net income (or loss) of any Unrestricted Subsidiary) for such period determined on a consolidated basis in accordance with GAAP, less (for any period the Partnership is a partnership and without duplication) the Tax Amount of the Partnership for such period; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Partnership and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Partnership or any of its Restricted Subsidiaries during such period;

(2) except to the extent includible in the Consolidated Net Income of the Partnership pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Partnership or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Partnership or any Restricted Subsidiary;

(3) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary that of income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Partnership’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

(4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Partnership by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(5) other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes (and, without duplication, any related Permitted Tax Distributions) with respect to any such gain (or the tax effect of any such loss), realized during such period by the Partnership or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Partnership or any Restricted Subsidiary or (b) any Asset Sale by the Partnership or any Restricted Subsidiary;

(6) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(7) unrealized gains and losses with respect to Hedging Obligations;

(8) the cumulative effect of any change in accounting principles;

(9) earnings resulting from any reappraisal, revaluation, or write-up of assets; and

(10) other than for purposes of calculating the Restricted Payments Basket, any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes (and, without duplication, any related Permitted Tax Distributions) with respect to any such extraordinary or nonrecurring gain (or the tax effect of any such extraordinary or nonrecurring loss), realized by the Partnership or any Restricted Subsidiary during such period.

In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of clause (a) of Section 4.11 or decreased the amount of Investments outstanding pursuant to clauses (16) or (17) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

For purposes of this definition of “Consolidated Net Income,” “nonrecurring” means any gain or loss as of any date that is not reasonably likely, in the reasonable judgment of the Chief Financial Officer of the Partnership, to recur within the two years following such date; provided, that if there was again or loss similar to such gain or loss within the two years preceding such date, such gain or loss not be deemed nonrecurring.

“Consolidated Tangible Assets” means, with respect to any Person as of any date, the amount which, measured as of the most recent date for which internal financial statements are available in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, less all goodwill, Intellectual Property, franchises, experimental expenses, organization expenses and any other amounts classified as intangible assets in accordance with GAAP.

“Contingent Obligation” shall mean, as to any Person, any obligation, agreement, understanding or arrangement of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances and letters of credit, until a reimbursement obligation arises (which obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable, whether severally or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered in Houston, Texas, which office at the date of execution of this Indenture is located at 601 Travis Street, 18th Floor, Houston, TX 77002.

“Coverage Ratio Exception” has the meaning set forth in the proviso in clause (a) of Section 4.10.

“Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of January 24, 2007, among the Partnership, as borrower, Stallion Oilfield Holdings, Ltd., Stallion Interests, LLC, and the other guarantors party thereto, as guarantors, UBS Securities LLC and Banc of America Securities LLC, as joint lead arrangers and joint bookmanagers, UBS AG, Stamford Branch, as issuing bank, administrative agent and collateral agent, UBS Loan Finance LLC, as swingline lender, Amegy Bank National Association, as syndication agent, Natexis Banques Populaires, as documentation agent, and the lenders named therein, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as further amended or refinanced from time to time.

“Credit Facilities” means one or more debt facilities (which may be outstanding at the same time and including, without limitation, the Credit Agreement) providing for revolving credit loans, term loans or letters of credit and, in each case, as such agreements may be amended, refinanced or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Partnership as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Depository” means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Partnership, which Person must be a clearing agency registered under the Exchange Act.

“Designation” has the meaning given to this term in Section 4.19.

“Designation Amount” has the meaning given to this term in the covenant described under Section 4.19.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable (in each case, at the option of the holder thereof), is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon final maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the fight to require the Partnership to repurchase or redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the 91st day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change of control or asset sale provisions applicable to such Equity Interests are no more favorable to such holders than the provisions of Section 4.15 and Section 4.12, respectively, and such Equity Interests specifically provide that the Partnership will not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Partnership’s purchase of the Notes as required pursuant to the provisions of Section 4.15 and Section 4.12, respectively.

“Domestic Restricted Subsidiary” means each Restricted Subsidiary of the Partnership, other than Finance Corp., organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“Earn Out Obligation” means those contingent obligations of the Partnership incurred in favor of a seller (or other third party entitled thereto) under or with respect to any Permitted Acquisition (as such term is defined in the Credit Agreement as of the Issue Date).

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, Preferred Stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any fight of participation with Equity Interests.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined (unless otherwise provided in this Indenture) in good faith by (a) an Officer of the Partnership if the value is less than $15.0 million or (b) the Board of Directors of the Partnership or a duly authorized committee thereof if the value is $15.0 million or more, as evidenced by a resolution of such Board of Directors or committee.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary of the Partnership other than a Domestic Restricted Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

“General Partner” means Stallion Interests and its successors and permitted assigns as general partner of the Partnership.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means each Domestic Restricted Subsidiary of the Partnership on the Issue Date (excluding Finance Corp.), and each other Person that is required to, or at the election of the Partnership does, become a Guarantor by the terms of this Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee in accordance with the terms of this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Holder” means a Person in whose name a Note is registered in the Registrar’s securities register.

“Holdings” means, collectively, Stallion Interests and Oilfield Holdings.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary of the Partnership shall be deemed to have been incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Partnership and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

(5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

(6) all Capitalized Lease Obligations and Attributable Indebtedness of such Person;

(7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Partnership or its Subsidiaries that is guaranteed by the Partnership or the Partnership’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Partnership and its Subsidiaries on a consolidated basis;

(9) to the extent not otherwise included in this definition, Hedging Obligations of such Person;

(10) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person; and

(11) all Contingent Obligations (other than Earn Out Obligations) of such Person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (1) through (10) above.

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such Contingent Obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Indenture.

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Initial Notes” has the meaning provided in the preamble to this Indenture.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

“Intellectual Property” means all patents, patent applications, trademarks, trade names, service marks, copyrights, technology, trade secrets, proprietary information, domain names, know how and processes necessary for the conduct of the Partnership’s or any Restricted Subsidiary’s business.

“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.

“Investments” of any Person means:

(1) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

(3) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP (including, if required by GAAP, purchases of assets outside the ordinary course of business); and

(4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such

Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with Section 4.19. If the Partnership or any Restricted Subsidiary sell or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Partnership shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Partnership shall be deemed not to be Investments.

“Issue Date” means the earliest date on which the Notes are originally issued.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

“Maturity Date” means February 1, 2015.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents received by the Partnership or any of its Restricted Subsidiaries from such Asset Sale, net of

(1) brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents) of such Asset Sale;

(2) provisions for taxes or Permitted Tax Distributions paid or payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3) amounts required to be paid to any Person (other than the Partnership or any Restricted Subsidiary and other than under a Credit Facility) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5) appropriate amounts to be provided by the Partnership or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Partnership or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary:

(1) as to which neither the Partnership nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Credit Agreement or Notes) of the Partnership or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Note Guarantee” means the guarantee by each Guarantor of the obligations of the Issuers with respect to the Notes.

“Notes” means the Initial Notes and any Additional Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering” means the offering of $300 million aggregate principal amount of Initial Notes by the Issuers pursuant to the Offering Memorandum.

“Offering Memorandum” means the Final Offering Memorandum dated January 19, 2007 relating to the offering of $300 million of Notes.

“Officer” means any of the following of the Partnership (or, so long as the Partnership is a partnership, the General Partner): the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” means a certificate signed by two Officers.

“Oilfield Holdings” means Stallion Oilfield Holdings, Ltd., a Texas limited partnership.

“Oilfield Holdings GP” means Stallion Oilfield Holdings GP, LLC, a Texas limited liability company, and its successors and permitted assigns as general partner of Oilfield Holdings.

“Oilfield Holdings Partnership Agreement” means the limited partnership agreement of Oilfield Holdings.

“Opinion of Counsel” means a written opinion from legal counsel who and which is acceptable to the Trustee complying with the requirements of this Indenture.

“Pari Passu Indebtedness” means any Indebtedness of the Partnership or any Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantees, as applicable.

“Permitted Business” means the businesses engaged in by the Partnership and its Subsidiaries on the Issue Date as described in the Offering Memorandum and businesses that are reasonably related thereto or reasonable extensions thereof.

“Permitted Holder” means each of C/R Stallion Investment Partnership, L.P., CiR Energy Coinvestment II, L.P., Riverstone Holdings LLC, The Carlyle Group and Craig M. Johnson and any of their respective Affiliates.

“Permitted Investment” means:

(1) Investments by the Partnership or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) any Person that will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Partnership or any Restricted Subsidiary;

(2) Investments in the Partnership by any Restricted Subsidiary;

(3) loans and advances to directors, employees and officers of the Partnership (or, so long as the Partnership is a partnership, the General Partner) and the Restricted Subsidiaries (i) in the ordinary course of business (including payroll, travel and entertainment related advances) and (ii) to purchase Equity Interests of the Partnership not in excess of $2.0 million at any one time outstanding;

(4) Hedging Obligations entered into for bona fide hedging purposes of the Partnership or any Restricted Subsidiary and not for the purpose of speculation;

(5) Investments in cash and Cash Equivalents;

(6) receivables owing to the Partnership or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Partnership or any such Restricted Subsidiary deems reasonable under the circumstances;

(7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(8) Investments made by the Partnership or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.12;

(9) lease, utility and other similar deposits in the ordinary course of business;

(10) Investments made by the Partnership or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests of the Partnership;

(11) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Partnership or any Restricted Subsidiary or in satisfaction of judgments;

(12) Investments owned by any Person at the time it becomes a Restricted Subsidiary not made in contemplation of the acquisition of such Person;

(13) Investments existing on the Issue Date;

(14) repurchases of, or other Investments in, the Notes;

(15) advances, deposits and prepayments for purchases of any assets otherwise permitted to be purchased under this Indenture, including any Equity Interests;

(16) Investments by the Partnership or any Restricted Subsidiary in any Unrestricted Subsidiary organized under non-U.S. law (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) since the Issue Date, not to exceed $25 million; and

(17) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) since the Issue Date, not to exceed the greater of (a) $15.0 million or (b) 5.0% of the Partnership’s Consolidated Tangible Assets.

In determining whether any Investment is a Permitted Investment, the Partnership may allocate or reallocate all or any portion of an Investment among the clauses of this definition and any of the provisions of Section 4.11.

“Permitted Liens” means the following types of Liens:

(1) Liens (i) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, (ii) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers;

(2) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(3) Liens arising out of judgments or awards not resulting in a Default or an Event of Default;

(4) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(5) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Partnership or any Restricted Subsidiary, including rights of offset and setoff;

(6) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Partnership or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;

(7) Liens securing all of the Notes and Liens securing any Note Guarantee;

(8) Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Partnership or any Restricted Subsidiary and not for the purpose of speculation;

(9) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date (other than Indebtedness under the Credit Agreement); provided that (i) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase; and (ii) such Liens do not encumber any assets other than the assets subject thereto on the Issue Date;

(10) Liens in favor of the Partnership or a Guarantor;

(11) Liens securing Indebtedness under the Credit Facilities incurred and then outstanding pursuant to Section 4.10(b)(1);

(12) Liens arising pursuant to Purchase Money Indebtedness incurred pursuant to Section 4.10(b)(7); provided that any such Liens attach only to the assets being financed pursuant to such Purchase Money Indebtedness and do not encumber any other assets of the Partnership or any Restricted Subsidiary;

(13) Liens securing Acquired Indebtedness permitted to be incurred under this Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon and replacements thereof) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Partnership or a Restricted Subsidiary;

(14) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Partnership or any Restricted Subsidiary (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to assets not subject to such Liens at the time of acquisition (other than improvements thereon and replacements thereof);

(15) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (7), (9), (11), (12), (13) and (14); provided that in the case of Liens securing Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (7), (9), (11), (12), (13) and (14), such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

(16) Liens on assets of any Foreign Restricted Subsidiary to secure Indebtedness of such Foreign Restricted Subsidiary, which Indebtedness is permitted by this Indenture, and Liens on and pledges of the Equity Interests of such Foreign Restricted Subsidiary to secure such Indebtedness;

(17) Liens to secure Attributable Indebtedness and/or that are permitted to be incurred pursuant to Section 4.17; provided that any such Lien shall not extend to or cover any assets of the Partnership or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred; and

(18) other Liens with respect to Indebtedness that does not exceed $10.0 million in aggregate principal amount.

“Permitted Tax Distributions” shall mean for any calendar year or portion thereof of the Partnership during which the Partnership is a pass-through entity for U.S. federal income tax purposes, payments and distributions which are distributed from the Partnership to Holdings for distribution to the partners of Holdings on each estimated payment date as well as each other applicable due date to enable the partners of Holdings (or if any of them are themselves a pass-through entity for U.S. federal income tax purposes, their shareholders or partners) to make payments of U.S. federal and state income taxes (including estimates therefor) as a result of the Partnership’s and its Subsidiaries’ operations during the current and any previous calendar year, not to exceed an amount equal to the amount of each such partner’s (or in the case of a pass-through entity, its shareholders’ or partners’) U.S. federal and state income tax liability resulting solely from the pass-through tax treatment of such partner’s interest in Holdings and as calculated pursuant to the Oilfield Holdings Partnership Agreement as in effect on the Issue Date and as amended thereafter in a manner that is not, considered as a whole, adverse to the Holders.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other similar Equity Interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Partnership or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of assets used in the business of the Partnership or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (except in the case of Capitalized Lease Obligations) (1) the amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred within 12 months after such acquisition of such asset by the Partnership or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Partnership.

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of Oilfield Holdings or the Partnership to Persons other than (x) any Permitted Holder or (y) any other Person who is, prior to such issuance and sale, an Affiliate of the Partnership; provided, however, that cash proceeds therefrom equal to not less than the Redemption Price of the Notes to be redeemed are received by the Partnership (either directly or as a capital contribution) immediately prior to such redemption.

“Qualified Institutional Buyer” shall have the meaning specified in Rule 144A promulgated under the Securities Act.

“Record Date” for interest payable on any Interest Payment Date (except a date for payment of default interest) means the January 15 and July 15 (whether or not a Business Day) as the case may be, immediately preceding such Interest Payment Date.

“Redemption Date” when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

“Redemption Price” when used with respect to any Note to be redeemed means the price fixed for such redemption pursuant to this Indenture.

“Redesignation” has the meaning given to such term in Section 4.19.

“refinance” means to refinance, repay, prepay, replace, renew, refund, defease, discharge or otherwise retire for value.

“Refinancing Indebtedness” means Indebtedness of the Partnership or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem or refinance, in whole or in part, any Indebtedness of the Partnership or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that:

(1) the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any reasonable premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(2) the obligor of Refinancing Indebtedness does not include any Person (other than the Partnership or any Guarantor) that is not an obligor of the Refinanced Indebtedness;

(3) if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(4) the Refinancing Indebtedness has a final stated maturity either (a) no earlier than the Refinanced Indebtedness being redeemed or refinanced or (b) after the Maturity Date of the Notes;

(5) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the Maturity Date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the Maturity Date of the Notes; and

(6) the proceeds of the Refinancing Indebtedness shall be used substantially concurrently with the incurrence thereof to redeem or refinance the Refinanced Indebtedness, unless the Refinanced Indebtedness is not then due and is not redeemable or prepayable at the option of the obligor thereof or is redeemable or prepayable only with notice, in which case such proceeds shall be held in a segregated account of the obligor of the Refinanced Indebtedness until the Refinanced Indebtedness becomes due or redeemable or prepayable or such notice period lapses and then shall be used to refinance the Refinanced Indebtedness; provided that in any event the Refinanced Indebtedness shall be redeemed or refinanced within 60 days of the incurrence of the Refinancing Indebtedness.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Partnership or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Partnership or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Partnership but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Partnership or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority holders of Equity Interests of any Restricted Subsidiary who are not Affiliates other than the Partnership or a Restricted Subsidiary;

(2) the purchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Partnership or any Restricted Subsidiary (including, without limitation, any payment in connection with any merger or consolidation involving the Partnership) but excluding any such Equity Interests held by the Partnership or any Restricted Subsidiary;

(3) any Investment other than a Permitted Investment; or

(4) any principal payment on, purchase, redemption, defeasance, prepayment, decrease or other acquisition or retirement for value prior to any scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than any Subordinated Indebtedness owed to and held by the Partnership or any Guarantor).

“Restricted Payments Basket” has the meaning given to such term in Section 4.11 (a)(3).

“Restricted Security” has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

“Restricted Subsidiary” means any Subsidiary of the Partnership other than an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale and Leaseback Transactions” means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“SEC.” means the U.S. Securities and Exchange Commission.

“Secretary’s Certificate” means a certificate signed by the Secretary or an Assistant Secretary of the Partnership (or, so long as the Partnership is a partnership, the General Partner).

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (h) or (i) of Section 6.01 has occurred and is continuing, or which are being released from their Note Guarantees (in the case of clause (9) of the provisions described in Section 8.02), would constitute a Significant Subsidiary under clause (1) of this definition.

“Stallion Interests” means Stallion Interests, LLC, a Texas limited liability company.

“Subordinated Indebtedness” means Indebtedness of the Partnership or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or the Note Guarantees, respectively.

“Subsidiary” means, with respect to any Person:

(1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Partnership.

“Tax Amount” means, for any period, the combined federal, state and local income taxes, including estimated taxes, that would be payable by the Partnership if it were a Delaware corporation filing separate tax returns with respect to its Taxable Income for such period; provided that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would have arisen if the Partnership were a Delaware corporation shall be taken into account; provided, further, that (i) the Tax Amount for any period shall not exceed the total net amount of the relevant (estimated or final, as the case may be) tax liability that equityholders or partners of the Partnership (as the case may be) actually owe to the appropriate taxing authority at such time and (ii) if there is an adjustment in the amount of the Taxable Income for any period, an appropriate positive or negative adjustment shall be made in the Tax Amount, and if the Tax Amount is negative, then the Tax Amount for succeeding periods shall be reduced to take into account such negative amount until such negative amount is reduced to zero. Notwithstanding anything to the contrary, Tax Amount shall not include taxes resulting from the Partnership’s reorganization as or change in the status to a corporation for tax purposes.

“Taxable Income” means, for any period, the taxable income or loss of the Partnership for such period for U.S. federal income tax purposes.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to February 1, 2011; provided, however, that if the period from the Redemption Date to February 1, 2011 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Partnership shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to February 1, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Partnership shall (a) calculate the Treasury Rate on the second Business Day preceding the applicable Redemption Date and (b) prior to such Redemption Date file with the Trustee an Officers’ Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Partnership (other than Finance Corp.) that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Partnership in accordance with Section 4.19 and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant Equity Interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

Section 1.02. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated in an indenture in order for such indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture, irrespective of whether or not this Indenture is ever qualified under the TIA. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture securityholder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor on the indenture securities” means the Issuers, the Guarantors or any other obligor on the Notes.

All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

Section 1.03. Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) words used herein implying any gender shall apply to every gender; and

(f) “$”, “U.S. Dollars” and “Dollars” each refers to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

ARTICLE 2

THE NOTES

Section 2.01. Form and Dating.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depository rule or usage. The form of the Notes and any notation, legend or endorsement on them shall be satisfactory to the Issuers and the Trustee. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

The terms and provisions contained in the Notes, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

The Notes shall be issued initially in the form of two or more permanent global Notes (the “Global Notes”). Notes offered and sold (i) in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A (the ”Rule 144A Global Note”) and (ii) in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the “Regulation S Global Note”), and in each case shall be deposited with the Trustee, as custodian for the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

Section 2.02. Execution and Authentication.

The Notes shall be executed on behalf of the Issuers by two Officers. Such signatures may be either manual or by facsimile or electronic image scan.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee signs the certificate of authentication on the Note. Such signature shall be manual. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee or an authentication agent (the “Authenticating Agent”) shall authenticate (i) Initial Notes for original issue on the date of this Indenture in the aggregate principal amount not to exceed $300,000,000 and (ii) additional Notes (“Additional Notes”) for original issue following the date of this Indenture in unlimited aggregate principal amount (so long as permitted by the terms of this Indenture, including, without limitation, Section 4.10 hereof), upon a written order of the Issuers in the form of an Officers’ Certificate in aggregate principal amount as specified in such order (together with such other customary opinions and certificates that the Trustee may require). The Officers’ Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication, whether the Notes are to be Initial Notes or Additional Notes, and shall further specify the amount of such Notes to be issued as a Global Note or Certificated Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an Authenticating Agent to authenticate Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuers. An Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same right as an Agent to deal with the Issuers and Affiliates of the Issuers.

The Notes shall be issuable only in registered form without coupons and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.03. Registrar and Paying Agent.

The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency located in the Borough of

Manhattan, City of New York, State of New York where Notes may be presented for payment (“Paying Agent”) and an office or agency where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar shall provide the Issuers a current copy of such register from time to time upon request of the Issuers. The Issuers may have one or more co-Registrars and one or more additional Paying Agents. Neither the Issuers nor any Affiliate of the Issuers may act as Paying Agent. The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to any Holder.

The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fail to give the foregoing notice, the Trustee shall act as such. The Issuers initially appoint the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.04. Paying Agent To Hold Assets in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on Notes (whether such assets have been distributed to it by the Issuers or any other obligor on the Notes), and shall notify the Trustee in writing of any Default in making any such payment. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to forthwith distribute to the Trustee all assets so held in trust by such Paying Agent together with a complete accounting of such sums. Upon distribution to the Trustee of all assets that shall have been delivered by either of the Issuers to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.05. Noteholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish or cause the Registrar to furnish to the Trustee on or before each February 1 and August 1 in each year, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders which list may be conclusively relied on by the Trustee.

Section 2.06. Transfer and Exchange.

Subject to the provisions of Sections 2.15 and 2.16 hereof, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Partnership and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Issuers shall execute and the Trustee shall authenticate Notes at the Registrar’s or co-Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Partnership may require payment of a sum sufficient to cover any transfer tax or similar governmental charge in connection therewith payable by the transferor of such Notes (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.12, 4.15 or 9.06 hereof, in which event the Partnership shall be responsible for the payment of such taxes).

Without the prior consent of the Partnership, the Registrar or co-Registrar shall not be required to register the transfer of or exchange any Note (i) during a period beginning at the opening of 15 days before a selection of Notes to be redeemed, (ii) selected for redemption in whole or in part pursuant to Article 3 hereof, except the unredeemed portion of any Note being redeemed in part, or (iii) between a Record Date and the next succeeding Interest Payment Date.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its principal or agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

Section 2.07. Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder presents evidence to the satisfaction of the Partnership and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note. An indemnity or a security bond may be required by the Partnership or the Trustee that is sufficient in the judgment of the Partnership and the Trustee to protect the Issuers, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. In every case of destruction, loss or theft, the applicant shall also furnish to the Partnership and to the Trustee evidence to their satisfaction of the destruction, loss or the theft of such Note and the ownership thereof. Each of the Issuers and the Trustee may charge for its expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become due and payable, the Issuers in their discretion may pay such Note instead of issuing a new Note in replacement thereof. The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Every replacement Note is an additional obligation of the Issuers.

Section 2.08. Outstanding Notes.

Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

If a Note is replaced pursuant to Section 2.07 hereof (other than a mutilated Note surrendered for replacement), it ceases to be outstanding until the Partnership and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07 hereof.

If by 11:00 a.m., New York City time, on a Redemption Date or the Maturity Date, the Paying Agent holds U.S. Dollars sufficient to pay all of the principal and interest due on the Notes on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.09. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Issuers or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Issuers shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

Section 2.10. Temporary Notes.

Until definitive Notes are ready for delivery, the Partnership may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Partnership in the form of an Officers’ Certificate. The Officers’ Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Partnership considers appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate upon receipt of a written order of the Issuers pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

Section 2.11. Cancellation.

The Partnership at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Partnership, dispose of and deliver evidence of such disposal of all Notes surrendered for registration of transfer, exchange, payment or cancellation in accordance with their then existing procedures therefor. Subject to Section 2.07 hereof, the Issuers may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Partnership shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11. In no event shall the Trustee be required to destroy cancelled Notes.

Section 2.12. Defaulted Interest.

The Issuers shall pay interest on overdue principal (including post-petition interest in a proceeding under Bankruptcy Law) at the rate of interest then borne by the Notes. The Issuers shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of interest then borne by the Notes.

If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuers for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Partnership shall mail to each Holder, as of a recent date selected by the Partnership, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) hereof shall be paid to Holders as of the Record Date for the Interest Payment Date for which interest has not been paid.

Section 2.13. Deposit of Moneys.

By 11:00 a.m., New York City time, on each Interest Payment Date, Redemption Date, Change of Control Payment Date, Net Proceeds Offer Payment Date and Maturity Date, the Issuers shall have deposited with the Paying Agent in immediately available funds U.S. Dollars sufficient to make payments, if any, due on such Interest Payment Date, Redemption Date, Change of Control Payment Date, Net Proceeds Offer Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date, Redemption Date, Change of Control Payment Date, Net Proceeds Offer Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Notes in certificated form shall be payable at the office of the Paying Agent in the Borough of Manhattan, the City and State of New York.

Section 2.14. CUSIP Number.

The Issuers in issuing the Notes may use “CUSIP,” “ISIN” or such other numbers, and if so, the Trustee shall use such CUSIP, ISIN or such other numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or such other numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Partnership shall promptly notify the Trustee of any change in the CUSIP, ISIN or such other number.

Section 2.15. Book-Entry Provisions for Global Notes.

(a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.17 hereof.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or under the Global Note, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

(b) Interests of beneficial owners in the Global Notes may be transferred or exchanged for Certificated Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16 hereof. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository (x) notifies the Issuers that it is unwilling or unable to continue as Depository for any Global Note or (y) has ceased to be a clearing company registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Issuers within 90 days of such notice or (ii) the Issuers so elect and the Registrar has received a written request from the Issuers to issue Certificated Notes.

(c) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall, upon receipt of an authentication order from the Issuers in the form of an Officers’ Certificate, authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(d) Any Certificated Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by Section 2.16 hereof, bear the Private Placement Legend.

(e) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.16. Registration of Transfers and Exchanges.

(a) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented to the Registrar or co-Registrar with a request:

(i) to register the transfer of the Certificated Notes; or

(ii) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this Section 2.16 for such transactions are met; provided, however, that the Certificated Notes presented or surrendered for registration of transfer or exchange:

(I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(II) in the case of Certificated Notes the offer and sale of which have not been registered under the Securities Act and are presented for transfer or exchange prior to (x) the date which is two years after the later of the date of original issue and the last date on which either Issuer or any of their respective Affiliates was the owner of such Note, or any predecessor thereto and (y) such later date, if any, as may be required by any subsequent change in applicable law (the “Resale Restriction Termination Date”), such Certificated Notes shall be accompanied, in the sole discretion of the Issuers, by the following additional information and documents, as applicable:

(A) if such Certificated Note is being delivered to the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (substantially in the form of Exhibit B hereto); or

(B) if such Certificated Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit B hereto); or

(C) if such Certificated Note is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit B hereto) and a transferor certificate for Regulation S transfers substantially in the form of Exhibit D hereto; or

(D) if such Certificated Note is being transferred to an Institutional Accredited Investor, delivery of certification to that effect (substantially in the form of Exhibit B hereto), certificates of the transferee in substantially the form of Exhibit C and, at the option of the Issuers in the case of transfers of Notes with an aggregate principal amount of less than $250,000, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

(E) if such Certificated Note is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect substantially in the form of Exhibit B hereto) and, at the option of the Issuers, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

(F) if such Certificated Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit B hereto) and, at the option of the Issuers, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act.

(b) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

(A) in the case of Certificated Notes, the offer and sale of which have not been registered under the Securities Act and which are presented for transfer prior to the Resale Restriction Termination Date, certification, substantially in the form of Exhibit B hereto, that such Certificated Note is being transferred (I) to a Qualified Institutional Buyer or (1I) in an offshore transaction in reliance on Regulation S (and, in the case of this clause 11, the Issuers shall have received a transferor certificate for Regulation S transfers substantially in the form of Exhibit D hereto; and

(B) written instructions from the Holder thereof directing the Registrar or co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate amount of the Notes represented by the Global Note, then the Registrar or co-Registrar shall cancel such Certificated Note and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no Global Note representing Notes held by Qualified Institutional Buyers or Persons acquiring Notes in offshore transactions in reliance on Regulation S, as the case may be, is then outstanding, the Issuers shall issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers’ Certificate in accordance with Section 2.02, authenticate such a Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a Rule 144A Global Note or Regulation S Global Note, as the case may be, to another type of Global Note, together with the applicable Global Notes (or, if the applicable type of Global Note required to represent the interest as requested to be transferred is not then outstanding, only the Global Note representing the interest being transferred), the Registrar or co-Registrar shall cancel such Global Notes (or Global Note) and the Issuers shall issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers’ Certificate in accordance with Section 2.02, authenticate new Global Notes of the types so cancelled (or the type so cancelled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Notes represented by such types of Global Notes, giving effect to such transfer. If the applicable type of Global Note required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Issuers shall issue and the Trustee shall, upon written instructions from the Issuers in accordance with Section 2.02, authenticate a new Global Note of such type in principal amount equal to the principal amount of the interest requested to be transferred.

(d) Transfer of a Beneficial Interest in a Global Note for a Certificated Note. (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Certificated Note. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Notes the offer and sale of which have not been registered under the Securities Act and which Notes are presented for transfer or exchange prior to the Resale Restriction Termination Date, the following additional information and documents:

(A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (substantially in the form of Exhibit B hereto); or

(B) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit B hereto); or

(C) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit B hereto) and a transferor certificate for Regulation S transfers substantially in the form of Exhibit D hereto; or

(D) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of certification (substantially in the form of Exhibit B hereto), a certificate of the transferee in substantially the form of Exhibit C and, at the option of the Issuers in the case of transfers of Notes with an aggregate principal amount of less than $250,000, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

(E) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit B hereto) and, at the option of the Issuers, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

(F) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit B hereto) and, at the option of the Issuers, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act, then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Issuers will execute and, upon receipt of an authentication order in the form of an Officers’ Certificate in accordance with Section 2.02 hereof, the Trustee will authenticate and deliver to the transferee a Certificated Note in the appropriate principal amount.

(ii) Certificated Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.16(d) hereof shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

(e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes beating the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private

Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without the Private Placement Legend if, (i) the Resale Restriction Termination Date shall have occurred, (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

(g) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

None of the Issuers, the Trustee, any agent of the Issuers or the Trustee (including any Paying Agent or Registrar) will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 hereof or this Section 2.16. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.17. Restrictive Legends.

Each Global Note and Certificated Note that constitutes a Restricted Security shall bear the following legend (the “Private Placement Legend”) on the face thereof until the Resale Restriction Termination Date, unless otherwise agreed to by the Issuers and the Holder thereof:

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”);

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE PARTNERSHIP OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE PARTNERSHIP, IF THE ISSUERS SO REQUEST, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS, IF THE ISSUERS SO REQUEST), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

Each Global Note shall also bear the following legend (the “Global Note Legend”):

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE

DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

ARTICLE 3

REDEMPTION

Section 3.01. Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to paragraph 5 of the Notes, at least 15 days prior to the date on which the Partnership notifies the Holders or during such other period as the Trustee may agree to, the Partnership shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price, and deliver to the Trustee an Officers’ Certificate stating that such redemption will comply with the conditions contained herein and in the Notes, as appropriate.

Section 3.02. Selection of Notes To Be Redeemed.

In the event that less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of any Qualified Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is otherwise prohibited.

Section 3.03. Notice of Redemption.

Notice of redemption shall be mailed by the Partnership (or at the request of the Partnership, by the Trustee) by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of this Indenture.

The notice shall identify the Notes to be redeemed (including the CUSIP, ISIN or other number(s) thereof) and shall state:

(1) the Redemption Date;

(2) the Redemption Price, if then determinable (and if not, then the basis for its determination) and the amount of accrued interest, if any, to be paid per $1,000 principal amount of Notes;

(3) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued;

(4) the name, address and telephone number of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent at the address specified to collect the Redemption Price plus accrued interest, if any;

(6) that, unless the Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

(7) the subparagraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

(8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

Section 3.04. Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.03 hereof is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including any premium, plus accrued interest to the Redemption Date, if any. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, including any premium, plus accrued interest to the Redemption Date, if any; provided that if the Redemption Date is after a Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date.

Section 3.05. Deposit of Redemption Price.

(a) By 11:00 a.m., New York City time, on each Redemption Date, the Issuers shall have deposited with the Paying Agent in immediately available funds U.S. Dollars sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date.

(b) On and after any Redemption Date, if U.S. Dollars sufficient to pay the Redemption Price of and accrued interest on Notes called for redemption shall have been made available in accordance with clause (a), the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to the proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid, interest will continue to accrue and be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided for in Section 2.12 hereof.

Section 3.06. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Notes.

The Issuers shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds, for the benefit of the Holders, by 11:00 a.m., New York City time, on that date U.S. Dollars in immediately available funds designated for and sufficient to pay such installment in full.

The Issuers shall pay interest on overdue principal and interest on overdue interest, to the extent lawful as provided for in Section 2.12 hereof.

Section 4.02. Reports to Holders.

(a) So long as any Notes are outstanding, the Partnership shall furnish to the Holders:

(1) within 90 days after the end of each fiscal year (120 days, in the case of the year ending December 31, 2006), (A) a management report setting forth a narrative report and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” for such period, (B) audited financial statements prepared in accordance with GAAP, substantially of the type that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act if the Partnership had been a reporting company under the Exchange Act (including, with respect to annual statements only, an auditor’s report), and (C) a presentation of pro forma EBITDA of the Partnership and its Subsidiaries generally consistent with the presentation thereof made by the Partnership to the Partnership’s lenders under the Credit Agreement; and

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, (A) a management report setting forth a narrative report and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (B) unaudited quarterly financial statements prepared in accordance with GAAP, substantially of the type that would have been required to be contained in a Quarterly Report on Form 10-Q under the Exchange Act if the Partnership had been a reporting company under the Exchange Act, and (C) a presentation of pro forma EBITDA of the Partnership and its Subsidiaries generally consistent with the presentation thereof made by the Partnership to the Partnership’s lenders under the Credit Agreement; and

(3) within 10 Business Days after the time periods specified by the SEC’s rules and regulations, information substantively of the type that would be required to be filed with the SEC on Form 8-K (if the Partnership were required to file such reports) under the following items of Form 8-K:

Item 1.03 (Bankruptcy or Receivership); Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant), to the extent relating to an off-balance sheet transaction; Item 2.04 (Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement) with respect to any off-balance sheet transaction and any agreement the default under which would constitute an Event of Default under this Indenture if accelerated; Item 2.05 (Costs Associated with Exit or Disposal Activities); Item 2.06 (Material Impairments); Item 4.01 (Changes in Registrant’s Certifying Accountant); Item 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review); Item 5.01 (Changes in Control of Registrant) and Item 5.02 (Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers); and

(4) historical financial information and analysis, as and to the extent provided by the Partnership to the lenders under the Credit Agreement, in respect of any business acquired by the Partnership or any Restricted Subsidiary for consideration in excess of 15% of the Partnership’s Consolidated Tangible Assets.

At any time that any of the Partnership’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or other comparable section, of the financial condition and results of operations of the Partnership and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Partnership.

(b) Notwithstanding the foregoing:

(1) Sarbanes-Oxley. No certifications or attestations concerning the financial statements or disclosure controls and procedures or internal controls that would otherwise be required pursuant to the Sarbanes-Oxley Act of 2002 shall be required (provided, further, however, that nothing contained in the terms of this Indenture shall otherwise require the Partnership to comply with the terms of the Sarbanes-Oxley Act of 2002 at any time when it would not otherwise be subject to such statute);

(2) Financial Statements of Acquired Entities. The financial statements required of acquired businesses shall be limited to the financial statements (in whatever form) that the Partnership receives in connection with the acquisition, whether or not audited;

(3) Financial Statements of Unconsolidated Entities. No financial statements of unconsolidated entities shall be required;

(4) Segment Reporting. The Partnership shall not be required to prepare its financial statements in accordance with SFAS No. 131; provided, however, that the Partnership shall include in such reports (in the results of operations discussion in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of such report or, if no such section is required, in such other similarly prominent section of such report) information regarding the net sales (including net sales of principal product categories and net sales to principal categories of customers, to the extent material) and the material reasons for changes with respect to such financial measure (and the measures with respect to products and customers) with respect to each portion of its business that would constitute a separate operating segment under SFAS No. 131;

(5) Mezzanine Securities. The Partnership shall not be required to comply with SFAS No. 150 in respect of any period prior to the date of this Indenture;

(6) Supplemental Schedules. The schedules identified in Section 5-04 of Regulation S-X shall not be required; and

(7) Non-GAAP Information. Compliance with Regulation G and Item 10(e) of Regulation S-K shall not be required with respect to any non-GAAP financial information.

(c) The Partnership shall post the reports specified in Section 4.02(a) above on a website, no later than the date fumished to the Holders, and maintain such posting so long as any Notes remain outstanding; provided, however, that such website may be password protected so long as the Partnership makes reasonable efforts to notify the Trustee and the Holders ofpostings to the website (including through the information dissemination procedures of the depositary for the Notes) and to provide the Trustee and the Holders with access to such website.

(d) In the event that any direct or indirect parent company of the Partnership becomes a Guarantor of the Notes at the time of or following an initial public offering of such parent company, the Partnership shall be permitted to satisfy its obligations under this Section 4.02 with respect to fmancial information relating to the Partnership (including the information in subsections (1)(B) and (C) and 2(B) and (C) in subclause (a) of this Section 4.02) by furnishing financial information relating to such parent company; provided, however, that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent company and any of its Subsidiaries, on the one hand, and the information relating to the Partnership and its Subsidiaries, on a standalone basis, on the other hand.

The Partnership shall participate in quarterly conference calls to discuss its results of operations with Holders. Within 5 Business Days prior to such conference calls, the Partnership shall use reasonable efforts to inform Holders of such calls. Access to such conference calls may be password-protected so long as the Partnership takes reasonable steps to provide the Holders with access to such calls.

In addition, the Partnership shall fumish to Holders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not feely transferable under the Securities Act.

Section 4.03. Waiver of Stay, Extension or Usury Laws.

The Issuers and each of the Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuers from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuers and each of the Guarantors hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04. Compliance Certificate; Notice of Default.

(a) The Partnership shall deliver to the Trustee, within 90 days after the end of its fiscal year an Officers’ Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Partnership) stating that a review of the activities of the Issuers and their Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all or such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto). The Officers’ Certificate shall also notify the Trustee should either of the Issuers elect to change the manner in which it fixes its fiscal year end.

(b) The year-end financial statements delivered pursuant to Section 4.02(a) above shall be accompanied, to the degree reasonably available to the Partnership, by a written statement of the Partnership’s independent public accountants that in making the examination necessary for certification such financial statements, nothing has come to their attention that would lead them to believe that the Issuers have violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c) (i) If any Officer of either of the Issuers becomes aware that any Default has occurred and is continuing or (ii) if any Officer of either of the Issuers becomes aware that any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture of the Notes, the Partnership shall deliver to the Trustee, at its address set forth in Section 11.02 hereof, by registered or certified mail or facsimile transmission followed by hard copy by overnight courier, registered or certified mail an Officers’ Certificate specifying such Default, notice or other action, the status thereof and what action the Partnership is taking or proposes to take within five Business Days of his becoming aware of such occurrence.

Section 4.05. Payment of Taxes and Other Claims.

The Partnership shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or properties of it or any of its Restricted Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that the Partnership shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

Section 4.06. Corporate/Limited Partnership Existence.

Subject to Article 5 hereof, the Partnership shall each do or cause to be done all things necessary to preserve and keep in full force and effect (i) its limited partnership existence, and the corporate, partnership or limited liability company or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and (ii) the material rights (charter and statutory), licenses and franchises of the Partnership and its Restricted Subsidiaries except where the failure to preserve and keep in full force and effect any such rights, licenses and franchise shall not have a material adverse effect on the financial condition, business, operations or prospects of the Partnership and its Restricted Subsidiaries taken as a whole; and provided that the Partnership shall not be required to preserve any such right, license or franchise, or the corporate, limited liability company, partnership or other existence of any of its Restricted Subsidiaries, if the Partnership shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Partnership and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.07. Maintenance of Office or Agency.

The Issuers shall maintain an office or agency in the Borough of Manhattan, The City of New York where Notes may be surrendered for payment, and the Issuers shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency not designated herein. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Administration.

The Issuers hereby initially designate (i) 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Administration as an office or agency where Notes may be surrendered for payment and (ii) the Corporate Trust Office of the Trustee where Notes may be presented or surrendered for all other such purposes.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

Section 4.08. Compliance with Laws.

The Partnership shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Partnership and its Restricted Subsidiaries taken as a whole.

Section 4.09. Maintenance of Properties and Insurance.

(a) The Partnership shall cause all material properties owned by or leased by it or any of its Restricted Subsidiaries used or useful to the conduct of the Partnership’s business or the business of any of its Restricted Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.09 shall prevent the Partnership or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Partnership or of the Board of Directors of any Restricted Subsidiary of the Partnership concerned, or of an officer (or other agent employed by the Partnership or of any of its Restricted Subsidiaries) of the Partnership or any of its Restricted Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Partnership or any Restricted Subsidiary of the Partnership, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

(b) The Partnership shall maintain, and shall cause its Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers’ compensation and interruption of business insurance.

Section 4.10. Limitations on Additional Indebtedness and Preferred Stock.

(a) The Partnership shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness and shall not permit any Restrict Subsidiary to issue Preferred Stock; provided that the Partnership or any Guarantor may incur additional Indebtedness (including Acquired Indebtedness) and any Guarantor may issue Preferred Stock in each case, if, after giving effect thereto, the Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00 (the “Coverage Ratio Exception”).

(b) Notwithstanding the above, each of the following shall be permitted (the “Permitted Indebtedness”):

(1) Indebtedness of the Partnership and any Guarantor under the Credit Facilities in an aggregate amount at any time outstanding incurred pursuant to this clause (1) not to exceed the greater of (i) $200.0 million minus, to the extent a permanent repayment and/or commitment reduction is required thereunder as a result of such application, the aggregate amount of Net Available Proceeds applied to repayments under the Credit Facilities in accordance with Section 4.12 and (b) $125.0 million plus 30% of the Partnership’s Consolidated Tangible Assets;

(2) Indebtedness under the Notes and the Note Guarantees issued on the Issue Date;

(3) Indebtedness of the Partnership and the Restricted Subsidiaries to the extent outstanding on the Issue Date after giving effect to the intended use of proceeds of the Notes (other than Indebtedness referred to in Section 4.10(b)(1), (2) or (5));

(4) Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Partnership or any Restricted Subsidiary and not for the purpose of speculation; provided that in the case of Hedging Obligations relating to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this Section 4.10, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(5) Indebtedness of the Partnership owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Partnership or any other Restricted Subsidiary; provided, however, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Partnership or a Restricted Subsidiary, the Partnership or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5);

(6) Indebtedness in respect of (a) self-insurance obligations or completion, bid, performance, appeal or surety bonds issued for the account of the Partnership or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Partnership or any Restricted Subsidiary with respect to letters of credit supporting such self-insurance, completion, bid, performance, appeal or surety obligations (in each case other than for an obligation for money borrowed) or (b) obligations represented by letters of credit for the account of the Partnership or any Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims;

(7) Purchase Money Indebtedness incurred by the Partnership or any Restricted Subsidiary after the Issue Date, and Refinancing Indebtedness thereof, in an aggregate principal amount not to exceed at any time outstanding the greater of (a) $10.0 million or (b) 3.0% of the Partnership’s Consolidated Tangible Assets;

(8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(9) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(10) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or Section 4.10(b)(2) or (3) above or this Section 4.10(b)(10);

(11) indemnification, adjustment of purchase price, earn-out or similar obligations (including without limitation any Earn Out Obligations), in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Partnership or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition; provided that (a) any amount of such obligations included on the face of the balance sheet of the Partnership or any Restricted Subsidiary shall not be permitted under this Section 4.10(b)(11) and (b) in the case of a disposition, the maximum aggregate liability in respect of all such obligations outstanding under this Section 4.10(b)(11) shall at no time exceed the gross proceeds actually received by the Partnership and the Restricted Subsidiaries in connection with such disposition;

(12) Contingent Obligations of the Partnership and the Guarantors in respect of Indebtedness otherwise permitted under this Section 4.10;

(13) Indebtedness incurred to fund a trust account held by the Trustee for the satisfaction and discharge or defeasance of the Notes, the Note Guarantees and this Indenture in accordance with this Indenture;

(14) Indebtedness of Foreign Restricted Subsidiaries in an aggregate principal amount outstanding at any one time not to exceed 10% of the aggregate Consolidated Tangible Assets of all Foreign Restricted Subsidiaries; and

(15) additional Indebtedness of the Partnership or any Restricted Subsidiary in an aggregate principal amount not to exceed $25.0 million at any time outstanding.

(c) For purposes of determining compliance with this Section 4.10, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in Section 4.10(b)(1) through Section 4.10(b)(15) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Partnership shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness incurred under the Credit Facilities on the Issue Date shall be deemed to have been incurred under Section 4.10(b)(1) above, and may later reclassify any item of Indebtedness described in Section 4.10(b)(1) through Section 4.10(b)(15) above (provided that at the time of reclassification it meets the criteria in such category or categories). In addition, for purposes of determining any particular amount of Indebtedness under this Section 4.10, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

Section 4.11. Limitations on Restricted Payments.

(a) The Partnership shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(l) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2) the Partnership is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Coverage Ratio Exception; or

(3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to Section 4.1 l(b)(2), (3), (4)(B), (5), (7), (9) or (10)), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(a) 50% of Consolidated Net Income for the period (taken as one accounting period) commencing on the first day of the fiscal quarter in which the Issue Date occurs to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus

(b) 100% of (A) (i) the aggregate net cash proceeds and (ii) the Fair Market Value of (x) marketable securities (other than marketable securities of the Partnership), (y) Equity Interests of a Person (other than the Partnership or an Affiliate of the Partnership) engaged in a Permitted Business and (z) other assets used in any Permitted Business, in the case of clauses (i) and (ii), received by the Partnership since the Issue Date as a contribution to its common equity capital or from the issue or sale of Qualified Equity Interests of the Partnership or from the issue or sale of convertible or exchangeable Disqualified Equity Interests or convertible or exchangeable debt securities of the Partnership that have been converted into or exchanged for such Qualified Equity Interests (other than Equity Interests or debt securities sold to a Subsidiary of the Partnership), and (B) the aggregate net cash proceeds, if any, received by the Partnership or any of its Restricted Subsidiaries upon any conversion or exchange described in clause (A) above, plus

(c) 100% of (A) the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) of the Partnership or any Restricted Subsidiary is reduced on the Partnership’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Partnership) after the Issue Date of any such Indebtedness into or for Qualified Equity Interests of the Partnership and (B) the aggregate net cash proceeds, if any, received by the Partnership or any of its Restricted Subsidiaries upon any conversion or exchange described in clause (A) above, plus

(d) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) 100% of the aggregate amount received by the Partnership or any Restricted Subsidiary in cash or other property (valued at the Fair Market Value thereof) as the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net’ of taxes, plus

(e) any dividends received by the Partnership or a Guarantor after the Issue Date from an Unrestricted Subsidiary to the extent that such dividends were not otherwise included in Consolidated Net Income of the Partnership for such period, plus

(f) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Partnership’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Partnership’s Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

(b) Notwithstanding the foregoing, the provisions set forth in Section 4.11 (a) will not prohibit:

(l) the payment of (a) any dividend or redemption payment or the making of any distribution within 60 days after the date of declaration thereof if, on the date of declaration, the dividend, redemption or distribution payment, as the case may be, would have complied with the provisions of this Indenture or (b) any dividend or similar distribution by a Restricted Subsidiary of the Partnership to the holders of its Equity Interests on a pro rata basis;

(2) the redemption or acquisition of any Equity Interests of the Partnership or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

(3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Partnership or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests, (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.10 and the other terms of this Indenture or (c) upon a Change of Control or in connection with an Asset Sale to the extent required by the agreement governing such Subordinated Indebtedness but only if the Partnership shall have complied with Section 4.15 and Section 4.12 and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming such Subordinated Indebtedness;

(4) payments to Holdings to permit Holdings to effect the redemption, repurchase or other acquisition or retirement for value of Equity Interests of Holdings held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), either (x) upon any such individual’s death, disability, retirement, severance or termination of employment or service or (y) pursuant to any equity subscription agreement, stock option agreement, stockholders’ agreement or similar agreement; provided, in any case, that the aggregate cash consideration paid for all such redemptions, repurchases or other acquisitions or retirements shall not exceed (A) $2.5 million during any calendar year (with unused amounts in any calendar year being carried forward to the next succeeding calendar year) plus (B) the amount of any net cash proceeds received by or contributed to the Partnership from the issuance and sale after the Issue Date of Qualified Equity Interests of Holdings or its Affiliates to officers, directors or employees of the Partnership and its Subsidiaries that have not been applied to the payment of Restricted Payments pursuant to this clause (4), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (4);

(5) (a) repurchases, redemptions or other acquisitions or retirements for value of Equity Interests deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests or other convertible securities to the extent such Equity Interests represent a portion of the exercise or exchange price thereof and (b) any repurchases, redemptions or other acquisitions or retirements for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants or other similar rights;

(6) dividends on Preferred Stock or Disqualified Equity Interests issued in compliance with Section 4.10 to the extent such dividends are included in the definition of Consolidated Interest Expense;

(7) the payment of cash in lieu of fractional Equity Interests;

(8) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or transfer of assets that complies with the provisions of Article 5;

(9) so long as the Partnership is treated for U.S. federal tax purposes as a disregarded entity or partnership, Permitted Tax Distributions to Holdings;

(10) to the extent actually used by Holdings to pay such taxes, costs and expenses, (A) payments by the Partnership to or on behalf of Holdings in an amount sufficient to pay franchise taxes and other fees required to maintain the legal existence of Holdings and (B) payments by the Partnership to or on behalf of Holdings in an amount sufficient to pay out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead in the ordinary course of business of Holdings; or

(11) payment of other Restricted Payments from time to time in an aggregate amount not to exceed $10.0 million in any fiscal year;

provided that (a) in the case of any Restricted Payment pursuant to clauses (3), (4), (6), (10) or (11) of this Section 4.11 (b), no Default shall have occurred and be continuing or occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests used to make a payment pursuant to clauses (2), (3) or (4)(B) above shall increase the Restricted Payments Basket. For the avoidance of doubt, payments by the Partnership to Oilfield Holdings to be paid to Carlyle/Riverstone Energy Partners II, L.P. or its Affiliates pursuant to Section 7.9 of the Oilfield Holdings Partnership Agreement in effect as of the Issue Date and to be paid to partners of Oilfield Holdings pursuant to Section 6.3 of the Oilfield Holdings Partnership Agreement in effect as of the Issue Date shall not be considered Restricted Payments.

Section 4.12. Limitations on Asset Sales.

(a) The Partnership shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1) the Partnership or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

(2) at least 75% of the total consideration received by the Partnership and its Restricted Subsidiaries in such Asset Sale and in all other Asset Sales since the Issue Date consists of cash or Cash Equivalents.

For purposes of Section 4.12(a)(2), the following shall be deemed to be cash:

(a) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Partnership or such Restricted Subsidiary that is expressly assumed by the transferee of any such assets pursuant to (i) a written novation agreement that releases the Partnership or such Restricted Subsidiary from further liability therefor or (ii) an assignment agreement that includes, in lieu of such a release, the agreement of the transferee or its parent company to indemnify and hold harmless the Partnership or such Restricted Subsidiary from and against any loss, liability or cost in respect of such assumed liability,

(b) the amount of any obligations received from such transferee that are within 30 days after such Asset Sale converted by the Partnership or such Restricted Subsidiary into cash (to the extent of the cash actually so received), and

(c) the Fair Market Value of (i) any assets (other than securities) received by the Partnership or any Restricted Subsidiary to be used by it in a Permitted Business, (ii) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Partnership or (iii) a combination of (i) and (ii).

(b) If at any time any non-cash consideration received by the Partnership or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.12.

(c) Any Asset Sale pursuant to a condemnation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Permitted Lien or exercise by the related lienholder of rights with respect thereto, including by deed or assignment in lieu of foreclosure shall not be required to satisfy the conditions set forth in Section 4.12(a)(1) and (a)(2).

(d) If the Partnership or any Restricted Subsidiary engages in an Asset Sale, the Partnership or such Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

(i) satisfy all mandatory repayment obligations under the Credit Facilities arising by reason of such Asset Sale, and in the case of any such repayment under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

(ii) repay any Indebtedness that was secured by the assets sold in such Asset Sale; and/or

(iii)(A) make any capital expenditure or otherwise invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities and current assets) to be used by the Partnership or any Restricted Subsidiary in the Permitted Business, (B) acquire Qualified Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B).

(e) The amount of Net Available Proceeds not applied or invested as provided in the preceding clause (d) shall constitute “Excess Proceeds.”

(f) When the aggregate amount of Excess Proceeds equals or exceeds $15.0 million, the Partnership shall be required to make an offer to purchase from all Holders and, if applicable, purchase or redeem (or make an offer to do so) any Pari Passu Indebtedness of the Partnership the provisions of which require the Partnership to purchase or redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

(1) the Partnership will (a) make an offer to purchase (a “Net Proceeds Offer”) to all Holders in accordance with the procedures set forth in this Indenture, and (b) purchase or redeem (or make an offer to do so) any such other Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be purchased or redeemed, the maximum principal amount of Notes and Pari Passu Indebtedness that may be purchased or redeemed out of the amount (the “Payment Amount”) of such Excess Proceeds;

(2) the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in this Indenture, and the purchase or redemption price for such Pari Passu Indebtedness (the “Pari Passu Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;

(3) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis; and

(4) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

(g) To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a “Net Proceeds Deficiency”), the Partnership may use the Net Proceeds Deficiency, or a portion thereof, for any purposes not otherwise prohibited by the provisions of this Indenture.

(h) Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the assets of the Partnership and its Restricted Subsidiaries, taken as a whole, will be governed by the provisions of Section 4.15 and/or the provisions of Article 5 and not by the provisions of this Section 4.12.

The Partnership shall comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.12, the Partnership shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.12 by virtue of this compliance.

Section 4.13. Limitations on Transactions with Affiliates.

(a) The Partnership shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Partnership or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis by the Partnership or that Restricted Subsidiary from a Person that is not an Affiliate of the Partnership or that Restricted Subsidiary; and

(2) the Partnership delivers to the Trustee:

(a) with respect to any Affiliate Transaction involving aggregate value in excess of $5.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by a majority of the disinterested members of the Board of Directors of the Partnership approving such Affiliate Transaction; and

(b) with respect to any Affiliate Transaction involving aggregate value of $25.0 million or more, the certificates described in the preceding clause (a) and a written opinion as to the fairness of such Affiliate Transaction to the Partnership or such Restricted Subsidiary from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b) The foregoing restrictions shall not apply to:

(1) transactions exclusively between or among (a) the Partnership and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries;

(2) reasonable director, officer and employee compensation (including bonuses) and other benefits (including pursuant to any employment agreement or any retirement, health, stock option or other benefit plan) and indemnification arrangements, in each case, as determined in good faith by the Partnership’s Board of Directors or senior management;

(3) any Permitted Investments;

(4) any Restricted Payments which do not violate Section 4.11;

(5) (a) any agreement in effect on the Issue Date, as in effect on the Issue Date or as thereafter amended or replaced in any manner that, taken as a whole, is not more disadvantageous to the Holders or the Partnership in any material respect than such agreement as it was in effect on the Issue Date or (b) any transaction pursuant to any agreement referred to in the immediately preceding clause (a);

(6) any transaction with a Person (other than an Unrestricted Subsidiary of the Partnership) which would constitute an Affiliate of the Partnership solely because the Partnership or a Restricted Subsidiary owns an equity interest in or otherwise controls such Person; and

(7) (a) any transaction with an Affiliate where the only consideration paid by the Partnership or any Restricted Subsidiary is Qualified Equity Interests or (b) proceeds from the issuance or sale of any Qualified Equity Interests or contributions to the capital of the Partnership.

Section 4.14. Limitations on Liens.

The Partnership shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien securing Indebtedness (other than Permitted Liens) of any nature whatsoever against any assets of the Partnership or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, unless contemporaneously therewith:

(1) in the case of any Lien securing any Indebtedness that ranks pari passu with the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such Indebtedness with a Lien on the same collateral; and

(2) in the case of any Lien securing Subordinated Indebtedness, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such Subordinated Indebtedness, in each case, for so long as such Indebtedness is secured by such Lien.

Section 4.15. Change of Control.

(a) Upon the occurrence of any Change of Control, unless the Issuers have previously or concurrently exercised their right to redeem all of the Notes as described in paragraph 5 of the reverse of the Notes, each Holder will have the right to require that the Partnership purchase all or any portion (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of that Holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the purchase date.

(b) Within 30 days following any Change of Control, the Partnership must send by first-class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

(1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered shall be accepted for payment;

(2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”));

(3) that any Note not tendered shall continue to accrue interest;

(4) that, unless the Partnership defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5) that such Change of Control Offer shall remain open for at least 20 Business Days or for such longer period as is required by law and that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of the Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders shall be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

(7) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

(8) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

(9) the name and address of the Paying Agent.

(c) The Partnership shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d) On the Change of Control Payment Date, the Partnership shall, to the extent lawful, (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of all Notes or portions of Notes properly tendered, and (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Partnership.

(e) The Paying Agent shall as promptly as practicable mail to each Holder of Notes properly tendered the Change of Control Purchase Price for such Notes, and the Trustee shall as promptly as practicable authenticate and mail to each Holder a new Note in principal amount equal to any unpurchased portion of the Notes surrendered, if any; provided however, that each such new Note shall be in a principal amount of $2,000 or any integral multiple of $1,000 in excess thereof.

(f) The Partnership shall comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other laws and regulations to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Partnership shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.15 by virtue thereof.

(g) The provisions of this Section 4.15 that require the Partnership to make a Change of Control Offer following a Change of Control shall be applicable regardless of whether any other provisions of this Indenture are applicable to the transaction giving rise to the Change of Control.

(h) The Partnership’s obligation to make a Change of Control Offer shall be satisfied if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Partnership and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

(i) Notwithstanding anything to the contrary in this Indenture, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Section 4.16. Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries.

The Partnership shall not, and shall not permit any Restricted Subsidiary to create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on or in respect of its Equity Interests;

(b) make loans or advances, or pay any Indebtedness or other obligation owed, to the Partnership or any other Restricted Subsidiary; or

(c) transfer any of its assets to the Partnership or any other Restricted Subsidiary; except for:

(1) encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

(2) encumbrances or restrictions existing under this Indenture, the Notes and the Note Guarantees;

(3) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(4) encumbrances or restrictions existing under agreements existing on this date of this Indenture (including, without limitation, the Credit Facilities) as in effect on that date;

(5) restrictions relating to any Lien permitted under this Indenture imposed by the holder of such Lien;

(6) restrictions imposed under any agreement to sell Equity Interests or assets, as permitted under this Indenture, to any Person pending the closing of such sale;

(7) any instrument governing Acquired Indebtedness or Equity Interests of a Person acquired by the Partnership or any of its Restricted Subsidiaries, which encumbrance or restriction is not applicable to any Person; or the assets of any Person, other than the Person or the assets of the Person so acquired;

(8) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that, taken as a whole, are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date (including this Indenture and the Credit Agreement);

(9) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(10) Purchase Money Indebtedness incurred in compliance with Section 4.10 that imposes restrictions of the nature described in clause (c) above on the assets acquired;

(11) restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

(12) any instrument relating to any assets acquired after the Issue Date, so long as any encumbrance or restriction imposed thereby relates only to the assets so acquired and was not created in anticipation of such acquisitions;

(13) any encumbrance or restriction applicable only to a Foreign Restricted Subsidiary; and

(14) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments or refinancings are, in the good faith judgment of the Partnership’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

Section 4.17. Limitations on Sale and Leaseback Transactions.

The Partnership will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction; provided that the Partnership or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(1) The Partnership or such Restricted Subsidiary could have (a) incurred the Indebtedness attributable to such Sale and Leaseback Transaction pursuant to Section 4.10 hereof and (b) incurred a Lien to secure such Indebtedness without equally and ratably securing the Notes or Note Guarantees pursuant to Section 4.14 hereof;

(2) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction; and

(3) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Partnership or the applicable Restricted Subsidiary applies the proceeds of such transaction in accordance with, Section 4.12.

Section 4.18. Conduct of Business.

The Partnership shall engage, and shall cause its Restricted Subsidiaries to engage, only in businesses that, when considered together as a single enterprise, are primarily the Permitted Business.

Section 4.19. Limitations on Designation of Unrestricted Subsidiaries.

(a) The Partnership may designate any Subsidiary (other than Finance Corp., but including any newly formed or newly acquired Subsidiary) of the Partnership as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2) the Partnership would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to clause (a) of Section 4.11 in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Partnership’s proportionate interest in such Subsidiary on such date.

(b) No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Partnership or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Partnership or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates;

(3) is a Person with respect to which neither the Partnership nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Partnership or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Partnership or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Partnership or any Restricted Subsidiary.

(c) If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary at such time and, if the Indebtedness is not permitted to be incurred under Section 4.10 or the Lien is not permitted under Section 4.14, the Partnership shall be in default of the applicable Section.

(d) The Partnership may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.

(e) All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Partnership, delivered to the Trustee certifying compliance with the foregoing provisions.

Section 4.20. Additional Note Guarantees.

(a) If, after the Issue Date, (1) the Partnership or any Domestic Restricted Subsidiary shall acquire or create another Domestic Restricted Subsidiary, or (2) any Unrestricted Subsidiary is Redesignated a Domestic Restricted Subsidiary or (3) any Foreign Restricted Subsidiary guarantees any Indebtedness of the Partnership or a Domestic Restricted Subsidiary then the Partnership shall cause such Restricted Subsidiary to:

(1) execute and deliver to the Trustee (a) a supplemental indenture substantially in the form specified in this Indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuers’ obligations under the Notes and this Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

(2) deliver to the Trustee one or more Opinions of Counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms, subject to the exceptions set forth in Section 10.07 hereof;

provided, however, that a Restricted Subsidiary that owns net assets that have an aggregate Fair Market Value of less than 1% of the Consolidated Tangible Assets of the Partnership as of the end of the previous fiscal quarter, need not become a Guarantor.

(b) Notwithstanding the foregoing, if, as of the end of any fiscal quarter, the Domestic Restricted Subsidiaries that are not required to be Guarantors pursuant to Section 4.20(a) collectively own net assets that have an aggregate Fair Market Value equal to or greater than 2% of the Partnership’s Consolidated Tangible Assets, then the Partnership shall cause one or more of such non-Guarantor Domestic Restricted Subsidiaries promptly to become a Guarantor or Guarantors such that after giving effect thereto, the total net assets owned by all such remaining non-Guarantor Domestic Restricted Subsidiaries will have an aggregate Fair Market Value of less than 2% of the Consolidated Tangible Assets of the Partnership. Any such Domestic Restricted Subsidiary so designated must become a Guarantor and execute a supplemental indenture and deliver one or more Opinions of Counsel to the Trustee, as provided in Section 4.20(a), within 15 Business Days of the date on which it was designated.

Section 4.21. Limitations on Layering Indebtedness.

(a) The Partnership shall not, and shall not permit any Guarantor to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Partnership or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Note Guarantee of such Guarantor, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Partnership or such Guarantor, as the case may be.

(b) For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Partnership or any Guarantor solely by virtue of being unsecured or secured by a Permitted Lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

Section 4.22. Restrictions on Activities of Finance Corp.

Finance Corp. shall not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided that Finance Corp. may be a co-obligor or guarantor with respect to Indebtedness if the Partnership is an obligor of such Indebtedness and the net proceeds of such Indebtedness are received by the Partnership or one or more of the Partnership’s Restricted Subsidiaries other than Finance Corp.

ARTICLE 5

SUCCESSOR PERSON

Section 5.01. Limitations on Mergers, Consolidations, Etc.

(a) The Partnership shall not, directly or indirectly, in a single transaction or a series of related transactions, consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Partnership or the Partnership and the Restricted Subsidiaries (taken as a whole) or adopt a Plan of Liquidation unless:

(1) either:

(a) the Partnership shall be the surviving or continuing Person; or

(b) the Person (if other than the Partnership) formed by or surviving such consolidation or merger or to which such sale, lease, transfer, conveyance or other disposition or assignment shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Partnership under the Notes and this Indenture;

(2) immediately after giving effect to such transaction and the assumption of the obligations as set forth in Section 5.01(a)(1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing; and

(3) immediately after giving effect to such transaction and the assumption of the obligations as set forth in Section 5.01(a)(1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, the Partnership or the Successor, as the case may be,

(a) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Coverage Ratio Exception; or

(b) would have a Consolidated Interest Coverage Ratio, on the date of such transaction and after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable Four-Quarter Period, greater than the Consolidated Interest Coverage Ratio of the Partnership immediately prior to such transaction; and

(4) an Opinion of Counsel has been delivered to the Trustee stating that such transaction complies with the foregoing provisions.

(b) For purposes of this Section 5.01, any Indebtedness of the Successor which was not Indebtedness of the Partnership immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

(c) Except as provided in Section 10.06, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, unless:

(1) either:

(a) such Guarantor shall be the surviving or continuing Person; or

(b) the Person (if other than such Guarantor) formed by or surviving any such consolidation or merger is another Guarantor or assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor and this Indenture;

(2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(3) an Opinion of Counsel has been delivered to the Trustee stating that such transaction complies with the foregoing provisions.

(d) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Partnership, will be deemed to be the transfer of all or substantially all of the assets of the Partnership.

Section 5.02. Successor Person Substituted.

(a) Upon any consolidation or merger of the Partnership or a Guarantor, or any transfer of all or substantially all of the assets of the Partnership or the Partnership and its Restricted Subsidiaries (taken as a whole) in accordance with Section 5.01, in which the Partnership or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Partnership or such Guarantor is merged or the Person to which the sale, conveyance, lease, transfer, disposition or assignment is made shall succeed to, and be substituted for, and may exercise every right and power of, the Partnership or such Guarantor under this Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named herein and therein as the Partnership or such Guarantor and, except in the case of a lease, the Partnership or such Guarantor, as the case may be, shall be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Partnership’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Note Guarantee, if applicable.

(b) Notwithstanding the foregoing, (i) any Restricted Subsidiary may consolidate with, merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Partnership or another Guarantor and (ii) this Article 5 will not apply to a merger of the Partnership or any Restricted Subsidiary of the Partnership with an Affiliate of the Partnership solely for the purpose of reorganizing the Partnership or such Restricted Subsidiary in another jurisdiction or converting the Partnership into a corporation.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

Each of the following is an “Event of Default”:

(a) failure to pay interest on any of the Notes when the same becomes due and payable and the continuance of any such failure for 30 days;

(b) failure to pay the principal on any of the Notes, when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(c) failure by the Partnership to comply with any of its agreements or covenants contained in Article 5 or Section 4.15;

(d) failure by the Partnership to comply with any of its agreements described in Section 4.02 and continuance of this failure for 90 days after notice of the failure has been given to the Partnership by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(e) failure by the Partnership to comply with any other agreement or covenant in this Indenture and continuance of this failure for 60 days after notice of the failure has been given to the Partnership by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(f) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness for borrowed money by the Partnership or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default: (A) is caused by a failure to pay at final maturity principal on such Indebtedness within the applicable express grace period in respect of such Indebtedness at the time of such default or (B) results in the acceleration of such Indebtedness prior to its express final maturity (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Issuers or such Restricted Subsidiary of notice of any such acceleration), and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness with respect to which an event described in clause (A) or (B) has occurred and is continuing, aggregates $20.0 million or more;

(g) one or more judgments (to the extent not covered by insurance) for the payment of money in an aggregate amount in excess of $20.0 million shall be rendered against the Partnership, any of its Restricted Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed;

(h) the Partnership or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(d) makes a general assignment for the benefit of its creditors,

(e) generally is not able to pay its debts as they become due, or

(f) takes any corporate action to authorize or effect any of the foregoing;

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Partnership or any of its Significant Subsidiaries in an involuntary case,

(b) appoints a Custodian of the Partnership or any of its Significant Subsidiaries for all or substantially all of the property of the Partnership or any of its Significant Subsidiaries, or

(c) orders the liquidation of the Partnership, or any of its Significant Subsidiaries; and

(j) any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee).

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.02. Acceleration.

If an Event of Default (other than an Event of Default specified in Section 6.01(h) or (i) with respect to the Partnership) shall have occurred and be continuing under this Indenture, the Trustee, by written notice to the Partnership, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Partnership and the Trustee, may declare (an “acceleration declaration”) all amounts owing under the Notes to be due and payable. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall become due and payable (a) if there is no Indebtedness outstanding under any Credit Facility at such time, immediately and (b) if otherwise, upon the earlier of (x) the final maturity (after giving effect to any applicable grace period or extensions thereof) or an acceleration of any Indebtedness under any Credit Facility prior to the express final stated maturity thereof and (y) five Business Days after the representative under each Credit Facility receives the acceleration declaration, but, in the case of this clause (b) only, if such Event of Default is then continuing; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, rescind and annul such acceleration if

(1) the rescission would not conflict with any judgment or decree;

(2) all Events of Default, other than nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) the Partnership has paid all sums paid or advanced by the Trustee hereunder and its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and those of its agents and counsel; and

(5) in the event of the cure or waiver of an Event of Default of the type described Section 6.01 (h) or (i) above, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto. If an event of Default specified in Section 6.01(h) or (i) occurs with respect to the Partnership and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the outstanding notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Section 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults and Events of Default.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that, as provided in Section 6.02 hereof, the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it, provided the Trustee receives such indemnity or security satisfactory to it in connection therewith. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.

Subject to Section 6.07, no Holder shall have any right to institute any proceeding with respect to this Indenture or any remedy thereunder unless:

(1) such Holder has given the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding Notes have made a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee security indemnity satisfactory to Trustee against any costs, liability or expense;

(4) the Trustee fails to institute such proceeding within 60 days after receipt of the request and the offer of security or indemnity; and

(5) the Trustee has not received directions inconsistent with such written request during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes.

Section 6.07. Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of or accrued interest of any Note held by such Holder on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee.

If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of unpaid principal, premium and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and interest on overdue installments of interest, in each case at the rate set forth in Section 4.01 hereof, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

Section 6.10. Priorities.

Any money collected by the Trustee pursuant to this Article and any other money or property distributable in respect of the Issuers’ obligations under this Indenture after an Event of Default shall be applied in the following order:

FIRST: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: if the Holders are forced to proceed against the Issuers or any Guarantor directly without the Trustee, to Holders for their collection costs;

THIRD: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

FOURTH: to the Issuers or, to the extent the Trustee collects any amounts from any Guarantor, to such Guarantor.

The Trustee, upon prior written notice to the Issuers, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

ARTICLE 7

TRUSTEE

Section 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions which are specifically required to be delivered to the Trustee by any provision of this Indenture to determine whether or not they conform to the requirements of this Indenture.

(c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraphs (b) or (d) of this Section 7.01.

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e) Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

(f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Partnership. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

(g) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Partnership shall be sufficient if signed by an Officer of the Partnership.

(h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

Section 7.02. Rights of Trustee.

Subject to Section 7.01 hereof:

(a) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting with respect to any matters contemplated by this Indenture or the Notes it may consult with counsel and may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent (other than an agent who is an employee of the Trustee) so long as the appointment of such agent was made with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g) The Trustee may request that the Partnership deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(h) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(i) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Issuers have been advised as to the likelihood of such loss or damage and regardless of the form of action.

Section 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Issuers, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the sale of Notes or any money paid to the Issuers pursuant to the terms of this Indenture and it shall not be responsible for any statement of the Issuers in this Indenture or the Notes other than the Trustee’s certificate of authentication.

Section 7.05. Notice of Defaults.

The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has received written notice of such Default or Event of Default at the Corporate Trust Office of the Trustee.

Within 90 days after the occurrence of any Default or Event of Default hereunder, the Trustee shall transmit by mail to Holders of Notes, as their names and addresses appear in the Registrar, a notice of the Default or Event of Default known to the Trustee, unless such Default or Event of Default shall have been cured or waived. Except in the case of a Default or an Event of Default in payment of principal of, premium or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer and the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. This Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA, and such proviso of Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes.

Section 7.06. Reports by Trustee to Holders.

If required by TIA Section 313(a), within 60 days after May 15 of any year, commencing the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(c) and (d).

Reports pursuant to this Section 7.06 shall be transmitted by mail:

(a) to all Holders, as the names and addresses of such Holders appear on the Registrar’s books; and

(b) to such Holder as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange, if any, on which the Notes are listed. The Partnership shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

Section 7.07. Compensation and Indemnity.

The Issuers shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuers and the Trustee for the Trustee’s services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable fees and expenses, including out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture or in connection with the collection of any funds. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

The Issuers, jointly and severally, shall indemnify each of the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense incurred by them (including attorney’s fees and expenses) arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder, except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part. The Trustee shall notify the Issuers promptly, in writing, of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee’s sole discretion, the Issuers shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee. The Issuers need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Issuers need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

To secure the Issuers’ payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of, premium or interest on particular Notes.

In addition and without prejudice to the rights provided to the Trustee under any provision of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

The obligation of the Issuers under this Section 7.07 shall survive the resignation or removal of the Trustee and the termination or satisfaction and discharge of this Indenture. The Trustee will comply with the provisions of Section 313(b)(2) of the TIA to the extent applicable.

“Trustee” for purposes of this Section shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and to each agent, custodian and other person employed to act hereunder; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.08. Replacement of Trustee.

The Trustee may resign at any time by so notifying the Issuers in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing and may appoint a successor Trustee. The Issuers may remove the Trustee at their election if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07 hereof, all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07 hereof, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the outstanding Notes may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Consolidation, Merger or Conversion.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, subject to this Article 7, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any “conflicting interest” within the meaning of TIA Section 310(b) after a Default has occurred and is continuing, the Trustee and the Issuers shall comply with the provisions of TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article 7.

Section 7.11. Preferential Collection of Claims Against the Issuers.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 31l(b). A Trustee who has resigned or been removed shall be subject to TIA Section 31l(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Issuers as obligors of the Notes.

ARTICLE 8

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01. Without Consent of Holders.

The Issuers, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees without notice to or consent of any Holder:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Partnership’s obligations to the Holders in the case of a merger, consolidation or sale of all or substantially all of the Partnership’s assets accordance with Article 5;

(4) to add any Note Guarantee or to effect the release of any Guarantor from any of its obligations under its Note Guarantee or this Indenture (to the extent permitted by this Indenture);

(5) to make any change that would provide any additional rights or benefits to the Holders or does not materially adversely affect the rights of any Holder;

(6) to provide for the conversion of the Partnership into a corporation in accordance with Section 5.02(b) hereof;

(7) to secure the Notes or any Note Guarantees or any other obligation under this Indenture;

(8) to evidence and provide for the acceptance of appointment by a successor trustee;

(9) to conform the text of this Indenture or the Notes to any provision of the “Description of notes” section of the Offering Memorandum to the extent that such provision in the “Description of notes” was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees or the Notes; or

(10) to provide for the issuance of Additional Notes in accordance with this Indenture.

Section 8.02. With Consent of Holders.

(a) Subject to Section 6.07 hereof, the Issuers and the Guarantors, when each is authorized by a Board Resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Notes or the Note Guarantees with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Subject to Section 6.07 hereof, the Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Issuers, or any Guarantor with any provision of this Indenture, the Notes, or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04 hereof, may not:

(1) reduce, or change the fixed maturity of, the principal of any Note;

(2) reduce the rate of, or extend the time for payment of, interest on any Note;

(3) reduce any premium payable upon redemption of the Notes or change the date on which any Notes are subject to redemption or waive any payment with respect to the redemption of the Notes; provided, however, that solely for the avoidance of doubt, and without any other implication, any purchase or repurchase of Notes (including pursuant to Section 4.12 and Section 4.15) shall not be deemed a redemption of the Notes;

(4) make any Note payable in money or currency other than that stated in the Notes;

(5) modify or change any provision of this Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

(6) reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture, the Notes or the Note Guarantees;

(7) waive a default in the payment of principal of or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

(8) impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;

(9) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture, except as permitted by this Indenture; or

(10) make any change in these amendment, supplement and waiver provisions.

The consent of the Holders of the Notes is not necessary under this Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver.

After an amendment or supplement under this Indenture becomes effective (other that one pursuant to Section 8.01 (4) hereof), the Partnership is required to mail to Holders of the Notes a notice briefly describing such amendment or supplement. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment or supplement.

Section 8.03. Compliance with TIA.

Every amendment to or supplement of this Indenture, the Notes or the Note Guarantees shall comply with the TIA as then in effect, whether or not this Indenture is then qualified under the TIA.

Section 8.04. Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of such Note by notice to the Trustee or the Issuers received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Partnership may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (10) of Section 8.02 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 8.05. Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Trustee may request the Holder to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine, in exchange for the Note the Issuers shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.06. Trustee To Sign Amendments, etc.

The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 8 is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Issuers and any Guarantors, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE 9

DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01. Satisfaction and Discharge of Indenture.

(a) This Indenture shall be discharged and shall cease to be of further effect (except those obligations referred to in Section 9.01(c)) as to all outstanding Notes and the Trustee, on written demand of and at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from the trust of this Indenture) have been delivered to the Trustee for cancellation, or

(2) (a) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to paragraph 5 of the Notes and, in any case, the Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation, (b) the Issuers have paid all other sums payable by them under this Indenture, and (c) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at fixed maturity or on the Redemption Date, as the case may be.

(b) In addition, the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

(c) Notwithstanding Section 9.01(a), the Issuers’ obligations in Article 2 and Sections 4.01, 4.07, 7.07, 9.06 and 9.07 hereof shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08 hereof. After the Notes are no longer outstanding, the Issuers’ obligations in Sections 7.07, 9.06 and 9.07 hereof shall survive.

(d) After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuers’ and each Guarantor’s obligations under the Notes, the Note Guarantees and this Indenture except for those surviving obligations specified above.

(e) The Issuers shall provide notice of discharge or defeasance pursuant to this Article 9 within ten (10) days after deposit of funds or U.S. Government Obligations. If payment at stated maturity of less than all of the Notes is to be provided for in the manner and with the effect provided in this Section 9.01, the Trustee shall select such Notes, or portions or principal amount thereof, in the manner specified by Section 3.02 for selection for redemption of less than all the Notes.

Section 9.02. Legal Defeasance.

(a) The Issuers may, at their option at any time, elect to have this Section be applied to all outstanding Notes upon compliance with the conditions set forth in Section 9.04.

(b) Upon the Issuers exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Issuers and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and the Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and each Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Note Guarantees, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 9.05 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other respective obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 9.05 hereof, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Notes when such payments are due from such trust fund, (ii) the Issuers’ obligations with respect to such Notes under Article 2 and Section 4.07 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ obligations in connection therewith and (iv) this Article 9. Subject to compliance with this Article 9, the Issuers may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

Section 9.03. Covenant Defeasance.

(a) The Issuers may, at their option, at any time, elect to have this Section be applied to all outstanding Notes upon compliance with the conditions set forth in Section 9.04.

(b) Upon the Partnership’s exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Issuers and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be released from their respective obligations under the covenants contained in Sections 4.02, 4.05 and 4.08 through 4.22 hereof, inclusive, and Section 5.01(a)(3) hereof with respect to the outstanding Notes and the Note Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”); provided, however, that Covenant Defeasance will also release all Note Guarantees as provided in Section 10.06(4) hereof but will not be effective with respect to Events of Default contained in Sections 6.01(h) and (i) for 91 days after the deposit referred to in Section 9.04(1) hereof, and the Notes and the Note Guarantees shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes and the Note Guarantees, the Issuers and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(c), (d), (e), or (j) hereof, but, except as specified above, the remainder of this Indenture, and such Notes and the Note Guarantees shall be unaffected thereby. In addition, upon the Issuers’ exercise under paragraph (a) hereof of the option applicable to this paragraph (b), subject to the satisfaction of the conditions set forth in Section 9.04 hereof, the Events of Default described under clauses (f) and (g) of Section 6.01 and the Events of Default described in clauses (h) and (i) of Section 6.01 (but only with respect to Significant Subsidiaries of the Partnership), in each case, will no longer constitute an Event of Default.

Section 9.04. Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 9.02 or 9.03 hereof to the outstanding Notes and the Note Guarantees:

(1) the Issuers must irrevocably deposit with the Trustee (or other qualifying trustee), as trust funds, in trust solely for the benefit of the Holders, cash in U.S. Dollars or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest), in the opinion of a nationally recognized investment bank, appraisal firm or firms of independent public accountants selected by the Issuers, to pay the principal of and interest on the outstanding Notes on the scheduled due dates or on the applicable Redemption Date, as the case may be, provided that the Trustee shall have received an irrevocable written order from the Issuers instructing the Trustee to apply such U.S. Dollars or the proceeds of such U.S. Government Obligations to said payments with respect to such Notes;

(2) in the case of an election under Section 9.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance had not occurred;

(3) in the case of an election under Section 9.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(4) no Default shall have occurred and be continuing on the date of such deposit or insofar as Sections 6.0 l(h) and 6.01(i) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit (other than a Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes concurrently with such incurrence and the grant of any Lien securing such borrowings);

(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which the Partnership or any of its Subsidiaries is a party or by which the Partnership or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(6) the Issuers shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others;

(7) the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the conditions precedent provided for in, in the case of the Officers’ Certificate, clauses (1) through (6) and, in the case of the Opinion of Counsel, clauses (2) and/or (3) and (5) of this Section 9.04 have been complied with;

(8) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit and assuming that no Holder is an “insider” with respect to the Issuers, as that term is defined in Section 101 of title 11, United States Bankruptcy Code (the “Bankruptcy Code”), the cash or securities deposited in trust will not be subject to avoidance and repayment under Sections 547 and 550 of the Bankruptcy Code;

(9) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Issuers; and

(10) the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended.

Section 9.05. Application of Trust Money.

All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.01 or 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.01 or 9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon a written request of the Issuers in the form of an Officers’ Certificate any money or U.S. Government Obligations held by it as provided in Section 9.01 or 9.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06. Repayment to the Issuers.

Subject to Sections 9.01, 9.02, 9.03, 9.04, 9.05 and 9.07 hereof, the Trustee and the Paying Agent shall promptly pay to the Issuers upon request any excess U.S. Dollars or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money or obligations. Subject to applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuers cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed, and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Issuers. After payment to the Issuers, Holders entitled to such money must look to the Issuers for payment as general creditors unless an applicable law designates another Person.

Section 9.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and each Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. legal tender or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof; provided, however, that if the Issuers or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuers and each such Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 10

GUARANTEES

Section 10.01. Unconditional Guarantee.

Each Guarantor hereby unconditionally, jointly and severally, guarantees to each Holder of a Note authenticated by the Trustee and to the Trustee and its successors and assigns that the principal of, premium thereon (if any) and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Notes and all other obligations of the Issuers to the Holders or the Trustee hereunder or under the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 10.03 hereof. Each Guarantor hereby agrees that to the maximum extent permitted under applicable law, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. To the maximum extent permitted under applicable law, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that the Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers or any Guarantor, any amount paid by the Issuers or any Guarantor to the Trustee or such Holder, each Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, to the maximum extent permitted under applicable law, as between a Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations Note Guaranteed hereby may be accelerated as provided in Article 6 hereof for the purpose of each Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall become due and payable by each Guarantor for the purpose of each Note Guarantee.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Article 10.

Section 10.02. Severability.

In case any provision of this Article 10 shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.03. Limitation on Guarantor’s Liability.

(a) To the extent applicable, a Guarantor’s liability in respect of its Note Guarantee shall be limited to the extent set forth below:

(1) Limitations Applicable to U.S. Guarantors. Each Guarantor that is incorporated, organized or formed, as the case may be, under the laws of the United States, any State thereof or the District of Columbia (a “U.S. Guarantor”), and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Note Guarantee of a U.S. Guarantor does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, each Holder and each U.S. Guarantor hereby irrevocably agree that the obligations of a U.S. Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such U.S. Guarantor (including, without limitation, any guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such U.S. Guarantor not constituting such a fraudulent transfer or conveyance.

(2) Limitations Applicable to Other Guarantors. Each Guarantor that is incorporated, organized or formed, as the case may be, under the laws of any jurisdiction other than one set forth in clause (1) above (an “Other Guarantor”), and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Note Guarantee of an Other Guarantor does not constitute a fraudulent transfer or conveyance for purposes applicable law. To effectuate the foregoing intention, each Holder and each Other Guarantor hereby irrevocably agree that the obligations of an Other Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Other Guarantor (including, without limitation, any guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Other Guarantor not constituting such a fraudulent transfer or conveyance.

(b) If following the date of this Indenture and notwithstanding anything in Section 8.02 to the contrary:

(1) (i) there shall be any change in the laws of the United States, any State thereof or the District of Columbia or (ii) any Restricted Subsidiary incorporated, organized or formed, as the case may be, under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia (a “Future Guarantor”) shall be required to execute a Note Guarantee and the Issuers shall reasonably determine that clause (2) with respect to Other Guarantors shall not adequately address the limitations on such Note Guarantee imposed by applicable law of the jurisdiction of incorporation, organization or formation, as the case may be, of any such Future Guarantor; or

(2) the Issuers shall reasonably determine that it shall be necessary or advisable to amend the terms of subsection (a) of this Section 10.03 or to add additional provisions related to the limitations imposed on the Note Guarantee of a Future Guarantor, then upon the delivery of an Officers’ Certificate and Opinion of Counsel reasonably satisfactory to the Trustee, the Issuers shall be entitled to amend such clauses or add such additional provisions (including any related modifications to the form of notation of Note Guarantee attached hereto in Exhibit A), as the case may be, in order for the Note Guarantee of a Guarantor not to so violate applicable law.

(c) Each Guarantor that makes a payment for distribution under its Note Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of each Guarantor.

Section 10.04. Successors and Assigns.

This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 10.05. No Waiver.

Each of the Guarantors agrees that to the maximum extent permitted under applicable law, (a) neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege and (b) the rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

Section 10.06. Release of Guarantor.

A Guarantor shall be released from all of its obligations under its Note Guarantee and its obligations under this Indenture:

(1) in the event of a sale or other disposition of all or substantially all the assets of such Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of such Guarantor then held by the Partnership and its Restricted Subsidiaries;

(2) if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of this Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively;

(3) in the circumstances described in the proviso of Section 4.20(a) hereof; or

(4) upon Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture, as provided in Sections 9.01 through 9.04 of this Indenture

Upon delivery by the Issuers to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that one of the foregoing requirements has been satisfied and the conditions to the release of a Guarantor from its Note Guarantee under this Section 10.06 have been met, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Note Guarantee.

Section 10.07. Execution of Supplemental Indenture for Future Guarantors.

Each Subsidiary which is required to become a Guarantor shall, and the Issuers shall cause each such Subsidiary to, promptly execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit E hereto pursuant to which such Subsidiary shall become a Guarantor under this Article 10 and shall guarantee the obligations of the Issuers under the Notes and this Indenture. Concurrently with the execution and delivery of such supplemental indenture, the Issuers shall deliver to the Trustee one or more Opinions of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Note Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

Section 10.08. Notation of Note Guarantee.

To evidence the Note Guarantee set forth in this Article 10, each Guarantor hereby agrees that a notation of such Note Guarantee shall be placed on each Note authenticated and made available for delivery by the Trustee and that such notation of Note Guarantee shall be executed on behalf of each Guarantor by the manual or facsimile signature of an Officer of each Guarantor. Each Guarantor hereby agrees that the Note Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee. If an Officer of a Guarantor whose signature is on the notation of Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such notation of Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 10.09. Subordination of Subrogation and Other Rights.

Each Guarantor hereby agrees that any claim against the Issuers that arises from the payment, performance or enforcement of such Guarantor’s obligations under the Note Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Notes in accordance with the provisions provided therefor in this Indenture.

ARTICLE 11

MISCELLANEOUS

Section 11.01. TIA Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is included in this Indenture by reference of the TIA, the included provision shall control.

Section 11.02. Notices.

Any notices or other communications required or permitted hereunder shall be in writing in English, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Issuers or any Guarantor:

c/o Stallion Oilfield Services Ltd.

410 Roberts Street

Houston, TX 77003

Attention: General Counsel

Tel: (713) 275-4197

Fax: (713) 528-1276

Copy to:

Vinson & Elkins LLP

First City Tower

1001 Fannin Street, Suite 2500

Houston, TX 77002-6760

Attention Christopher S. Collins

Tel: (713) 758-2222

Fax: (713) 758-2346

If to the Trustee:

The Bank of New York Trust Company, N.A.

Corporate Trust Division

601 Travis Street, 18th Floor

Houston, TX 77002

Attn: Mauri J. Cowen

Tel: (713) 483-6603

Fax: (713) 483-7803

The Issuers, any Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Issuers, any Guarantors or the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Notwithstanding the foregoing, the Trustee shall not be deemed to have been given notice until such notice is actually received.

Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in Section 313(c) of the TIA, to the extent required by the TIA in relation to an indenture qualified thereunder.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 11.03. Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers or any Guarantor to the Trustee to take any action under this Indenture, the Issuers or such Guarantor, as the case may be, shall furnish to the Trustee:

(1) an Officers’ Certificate (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 11.05. Statements Required in Certificate and Opinion.

Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, it or he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

Section 11.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 11.07. Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.08. Governing Law.

THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 11.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuers or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 11.10. No Recourse Against Others.

A director, officer, employee, incorporator, stockholder, member or partner of the Issuers or any Guarantor shall not have any liability for any obligations of the Issuers under the Notes or this Indenture or of any Guarantor under its Note Guarantee for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Note Guarantees.

Section 11.11. Successors.

All agreements of each of the Issuers and each Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee and any Agents in this Indenture shall bind their respective successors.

Section 11.12. Consent to Jurisdiction; Waiver of Immunities.

The Issuers and the Guarantors irrevocably consent to the non-exclusive jurisdiction of the competent courts of the State of New York and the competent courts of the United States of America located in the Borough of Manhattan, City and State of New York over any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby. The Issuers and the Guarantors waive any objection that they may have to the venue of any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby in the competent courts of the State of New York or the competent courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.

Section 11.13. Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 11.14. Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.15. Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

STALLION OILFIELD SERVICES LTD.
Acting though its general partner, Stallion Interests, LLC,

By:	/s/ David S. Schorlemer
Name:	David Schorlemer
Title:	Vice President & Chief Financial Officer

STALLION OILFIELD FINANCE CORP.

By:	/s/ David S. Schorlemer
Name:	David Schorlemer
Title:	Vice President & Chief Financial Officer

STALLION ACQUISITION, LLC

By:	/s/ David S. Schorlemer
Name:	David Schorlemer
Title:	Vice President & Chief Financial Officer

STALLION ROCKIES LTD.
Acting through its general partner, Stallion Acquisition, LLC

By:	/s/ David S. Schorlemer
Name:	David Schorlemer
Title:	Vice President & Chief Financial Officer

STALLION HEAVY HAULERS L.P.
Acting through general partner, Stallion Acquisition, LLC

By:	/s/ David S. Schorlemer
Name:	David Schorlemer
Title:	Vice President & Chief Financial Officer

[Indenture]

BLR CONSTRUCTION COMPANIES, L.L.C.

By:	/s/ David S. Schorlemer
Name:	David Schorlemer
Title:	Vice President & Chief Financial Officer

SEPARATION SERVICES, INC.

By:	/s/ David S. Schorlemer
Name:	David Schorlemer
Title:	Vice President & Chief Financial Officer

ABBEVILLE OFFSHORE QUARTERS, INC.

By:	/s/ David S. Schorlemer
Name:	David Schorlemer
Title:	Vice President & Chief Financial Officer

[Indenture]

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Mauri J. Cowen
Name:	Mauri J. Cowen
Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

CUSIP No.: [            ]

STALLION OILFIELD SERVICES LTD.

STALLION OILFIELD FINANCE CORP.

9 3/4% SENIOR NOTE DUE 2015

No.	$

STALLION OILFIELD SERVICES LTD., a Texas limited partnership (the “Partnership”) and STALLION OILFIELD FINANCE CORP., a Texas corporation (“Finance Corp.” and, together with the Partnership, the “Issuers,” which term includes any successor entities), for value received promise to pay to CEDE & CO. or registered assigns, the principal sum of [            ] DOLLARS on February 1, 2015 [or such other amount as is set forth on the attached Schedule of Exchanges of Interests in the Global Note].*

Interest Payment Dates: February 1 and August 1, commencing August 1, 2007.

Record Dates: January 15 and July 15.

Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

* This provision should be included only if the Note is issued in global form.

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed either manually or by facsimile or electronic image scan by their duly authorized Officers.

Dated: ,2007

STALLION OILFIELD SERVICES LTD.
Acting though its general partner, Stallion Interests, LLC,

By:
Name:
Title:

By:
Name:
Title:

STALLION OILFIELD FINANCE CORP.

By:
Name:
Title:

By:
Name:
Title:

Dated:                     , 2007

Certificate of Authentication

This is one of the 9 3/4% Senior Notes due 2015 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A. as Trustee

By:
Authorized Signatory

Dated:                     , 2007

(REVERSE OF SECURITY)

9 3/4% SENIOR NOTES DUE 2015

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

1. Interest. Stallion Oilfield Services Ltd., a Texas limited partnership (the “Partnership”) and Stallion Oilfield Finance Corp., a Texas corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), promise to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. The Issuers will pay interest semi-annually in arrears on each Interest Payment Date, commencing August 1, 2007. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuers shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes.

2. Method of Payment. The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the January 15 or July 15 immediately preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. If a Holder has given wire transfer instructions to the Partnership at least ten Business Days prior to the applicable payment date, the Issuers will make all payments on such Holder’s Notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the Paying Agent or its affiliate within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

3. Paying Agent and Registrar. Initially, The Bank of New York Trust Company, N.A., a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. Neither the Partnership nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar or co-Registrar.

4. Indenture. The Issuers issued this Note under an Indenture, dated as of January 24, 2007 (the “Indenture”), by and among the Issuers, the Guarantors and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Issuers designated as their 9 3/4% Senior Notes due 2015 (the “Notes”). The Notes include the Initial Notes and the Additional Notes, if any. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Issuers.

5. Redemption.

(a) Optional Redemption. The Notes will be redeemable, at the Issuers’ option, in whole at any time or in part from time to time, on and after February 1, 2011 at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on February 1 of the applicable year set forth below, plus, in each case, accrued unpaid interest thereon, if any, to the Redemption Date (subject to the fight of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date):

Year	Percentage
2011	104.875%
2012	102.438%
2013 and thereafter	100.000%

(b) Redemption at Applicable Premium. In addition, prior to February 1, 2011, the Issuers may redeem the Notes, at their option, in whole at any time or in part from time to time, at a Redemption Price equal to 100% of the principal amount thereof, plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to the applicable Redemption Date (subject to the fight of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(c) Redemption upon Consummation of Certain Qualified Equity Offerings. Notwithstanding the foregoing, at any time, or from time to time, prior to February 1, 2010, the Issuers may on any one or more occasions, at their option, use all or any portion of the net cash proceeds of one or more Qualified Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes issued at a Redemption Price equal to 109.750% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after giving effect to any such redemption. In order to effect the foregoing redemption with the proceeds of any Qualified Equity Offering, the Issuers shall consummate such redemption not more than 90 days after the consummation of any such Qualified Equity Offering.

6. Notice of Redemption. Notice of redemption under paragraph 5 of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of the Indenture.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption by 11:00 a.m., New York City time, on such Redemption Date, then, unless the Issuers default in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

7. Offers to Purchase. The Indenture provides that, after certain Asset Sales and upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Partnership will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

8. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiples $1,000 in excess thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to famish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange any Notes or portions thereof selected for redemption.

9. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuers. After that, Holders entitled to money must look to the Issuers for payment as general creditors unless an “abandoned property” law designates another person.

11. Legal Defeasance and Covenant Defeasance. If the Issuers at any time deposit with the Trustee U.S. Dollars or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or stated maturity and comply with the other provisions of the Indenture relating to defeasance, the Issuers will be discharged from certain provisions of the Indenture and the Notes (including, in the case of Covenant Defeasance, certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

12. Amendments, Supplements, and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the Issuers and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or make any other change that does not adversely affect in any material respect the rights of any Holder.

13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of each of the Partnership and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Equity Interests, enter into transactions with Affiliates, enter into Sale and Leaseback Transactions, create dividend or other payment restrictions affecting Restricted Subsidiaries, sell assets, create liens, make certain Investments, merge or consolidate with any other Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets. Such limitations are subject to a number of important qualifications and exceptions. The Issuers must annually report to the Trustee on compliance with such limitations.

14. Successor Entity. When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

15. Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default specified in Section 6.01(h) or (i)) shall occur and be continuing, the Trustee, by written notice to the Partnership, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Partnership and the Trustee, may declare all amounts owing under the Notes to be due and payable; provided, however, that after such acceleration but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium or interest that has become due solely because of the acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(h) or (i) of the Indenture occurs with respect to the Partnership and is continuing, such principal amount, together with premium and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

16. Trustee Dealings with the Issuers. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers, and may otherwise deal with the Issuers, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

17. No Recourse Against Others. As more fully described in the Indenture, no director, officer, employee, incorporator, stockholder, member or partner, as such, of the Issuers or any Guarantor shall have any liability for any obligation of the Issuers under the Notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes and the Note Guarantees.

18. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

19. Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

21. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with fight of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

23. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Stallion Oilfield Services Ltd., Attention: General Counsel, 410 Roberts Street, Houston, Texas 77003, fax: (713) 483-6653.

FORM OF NOTATION OF NOTE GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in, and subject to the provisions of, the Indenture dated as of January 24, 2007 (the “Indenture”) among Stallion Oilfield Services Ltd. (the “Partnership”), Stallion Oilfield Finance Corp. (“Finance Corp.” and, together with the Partnership, the “Issuers”), the Guarantors party thereto and The Bank of New York Trust Company, N.A., a national banking association, as trustee (the “Trustee”), that (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at stated maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Indenture (including the Note Guarantee) are set forth in Article 10 of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions.

Capitalized terms used but not defmed herein have the meanings given to them in the Indenture.

[NAME OF EACH GUARANTOR]

By:
Name:
Title:

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and

social security or tax ID number of assignee)

and irrevocably appoint                                                                                                                                                                                     ,

agent to transfer this Note on the books of Stallion Oilfield Services Ltd. and Stallion Oilfield Finance Corp. The agent may substitute another to act for him.

Date:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Medallion Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by Stallion Oilfield Services Ltd. pursuant to Section 4.12 or Section 4.15 of the Indenture, check the appropriate box:

Section 4.12  ☐

Section 4.15  ☐

If you want to elect to have only part of this Note purchased Stallion Oilfield Services Ltd. pursuant to Section 4.12 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:	Signed:
NOTICE: The signature on this instrument must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Medallion Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE

OR REGISTRATION OF TRANSFER OF NOTES

Re:	Stallion Oilfield Services Ltd. (the “Partnership”)
Stallion Oilfield Finance Corp. (“Finance Corp.”)
9 ¾ % Senior Notes due 2015 (the “Notes”)

This Certificate relates to $             principal amount of Notes held in the form of*              a beneficial interest in a Global Note or*              Certificated Notes by              (the “Transferor”).

The Transferor:

☐ has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Note held by the Depository a Certificated Note or Certificated Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

☐ has requested by written order that the Registrar exchange or register the transfer of a Certificated Note or Certificated Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Notes does not require registration under the Securities Act of 1933, as amended (the “Securities Act”), because*:

☐ Such Note is being acquired for the Transferor’s own account, without transfer (in satisfaction of Section 2.16 of the Indenture).

☐ Such Note is being transferred to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

☐ Such Note is being transferred to an institutional “accredited investor” (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act) which delivers a certificate to the Trustee in the form of Exhibit D to the Indenture. [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

☐ Such Note is being transferred in reliance on Regulation S under the Securities Act and a transfer certificate for Regulation S transfers in the form of Exhibit E to the Indenture accompanies this certification.

☐ Such Note is being transferred in reliance on Rule 144 under the Securities Act. [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

☐ Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144A, Regulation S or Rule 144 under the Securities Act to a person other than an institutional “accredited investor.” [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

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[INSERT NAME OF TRANSFEROR]

By:
[Authorized Signatory]

Date:
*Check applicable blank or box.

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EXHIBIT C

Form of Transferee Letter of Representation

The Bank of New York

Corporate Trust Division

601 Travis Street, 18th Floor

Houston, TX 77002

Attn:

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $             principal amount of the 9 3/4% Senior Notes due 2015 of Stallion Oilfield Services Ltd. (the “Partnership”) and Stallion Oilfield Finance Corp. (“Finance Corp.” and, together with the Partnership, the “Issuers”) and any guarantee thereof (the “Notes”). Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:
Address:
Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the “Securities Act”)) purchasing Notes for our own account or for the account of such an institutional “accredited investor” and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2. We acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Issuers and receive answers thereto, as we deem necessary.

3. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes that we will not prior to the date (the “Resale Restriction Termination Date”) that is (a) two years after the later of the original issuance of the Notes and the last date on which the Issuers or any affiliate of the Issuers was the owner of such Notes (or any predecessor thereto) or (b) such later date, if any, as may be required by any subsequent change in applicable law, offer, sell or otherwise transfer such Notes except (a) to the Issuers or any subsidiary of the Issuers, (b) inside the United States to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act, (c) inside the United States to an “institutional accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed

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letter substantially in the form of this letter, (d) outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, (e) pursuant to any other available exemption from the registration requirements of the Securities Act or (f) pursuant to an effective registration statement under the Securities Act. We acknowledge that the Issuers and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the applicable Notes pursuant to clause (c) or (e) above to require the delivery of an Opinion of Counsel, certification and/or other information satisfactory to the Issuers and the Trustee.

We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Issuers and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that any Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear legend reflecting the substance of paragraph 3 of this letter. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that transfers of such Notes are restricted as stated herein and that certificates representing such Notes will bear a legend to that effect.

We represent that the Issuers and the Trustee and others are entitled to rely upon the truth and accuracy of our acknowledgments, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein cease to be accurate and complete. You are also irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as fiduciary agent.

As used herein, the terms “offshore transaction,” “United States” and “U.S. person” have the respective meanings given to them in Regulation S under the Securities Act.

THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Dated:	TRANSFEREE:

By:

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EXHIBIT D

Form of Certificate To Be

Delivered in Connection

with Regulation S Transfers

                    ,

The Bank of New York

Corporate Trust Division

601 Travis Street, 18th Floor

Houston, TX 77002

Attn:

Re: Stallion Oilfield Services Ltd. And Stallion Oilfield Finance Corp. 9 3/4 % Senior Notes due 2015 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) the offer of the Notes was not made to a person in the United States;

(2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) we have advised the transferee of the transfer restrictions applicable to the Notes.

D-1

You, Stallion Oilfield Services Ltd. and Stallion Oilfield Finance Corp., are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

Very truly yours,

[Name of Transferor]

By:

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EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [     ], among [ ] (the “New Guarantor”), a subsidiary of Stallion Oilfield Services Ltd. (or its successor), a Texas limited partnership (the “Partnership”), Stallion Oilfield Finance Corp. (“Finance Corp.” and, together with the Partnership, the “Issuers”), and The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS the Issuers have heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the “Indenture”), dated as of January 24, 2007 providing for the issuance of their 9 3/4% Senior Notes due 2015 (the “Notes”);

WHEREAS under certain circumstances the Issuers are required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Issuers’ obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 8.01 of the Indenture, the Trustee and the Issuers are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuers, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Issuers’ obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the New Guarantor shall be a Guarantor for all purposes under the Indenture and the Notes.

3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

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4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5. Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuers.

6. Multiple Counterparts. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

7. Headings. The headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date and year first above written.

[NEW GUARANTOR]

By:
Name:
Title:

STALLION OILFIELD SERVICES LTD.
Acting through its general partner, Stallion Interests, LLC,

By:
Name:
Title:

STALLION OILFIELD FINANCE CORP.

By:
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A.,as Trustee

By:
Name:
Title:

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